UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Synaptics Incorporated

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PRELIMINARY — SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 19, 2010

The Annual Meeting of Stockholders of Synaptics Incorporated, a Delaware corporation, will be held at 9:00 a.m., local time, on Tuesday, October 19, 2010, at our principal executive offices located at 3120 Scott Boulevard, Santa Clara, California 95054 for the following purposes:
1. To elect one director to serve for a three-year term expiring in 2013.
2. To approve an amendment to our Certificate of Incorporation to increase the total number of our authorized shares of common stock from 60,000,000 to 120,000,000.
3. To approve our 2010 Incentive Compensation Plan to replace our expiring 2001 Incentive Compensation Plan.
4. To approve our 2010 Employee Stock Purchase Plan to replace our expiring 2001 Employee Stock Purchase Plan.
5. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 30, 2011.
6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on August 27, 2010 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

Santa Clara, California
September __, 2010
Thomas J. Tiernan
President and Chief Executive Officer

i

PRELIMINARY — SUBJECT TO COMPLETION
SYNAPTICS INCORPORATED
3120 Scott Boulevard
Santa Clara, California 95054

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
The accompanying proxy is solicited on behalf of Synaptics Incorporated, a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Tuesday, October 19, 2010 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our principal executive offices located at 3120 Scott Boulevard, Santa Clara, California 95054.
In accordance with rules adopted by the Securities and Exchange Commission, or the SEC, that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2010 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2010 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.
These proxy solicitation materials were first released on or about September ___, 2010 to all stockholders entitled to vote at the meeting.
Record Date and Outstanding Shares
Stockholders of record at the close of business on August 27 2010, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding                      shares of our common stock, par value $0.001 per share.
Quorum
The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding and entitled to vote constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.
Required Votes
Assuming that a quorum is present, the affirmative vote of a majority of the votes cast is required for the election of the nominee for a three-year term expiring in 2013, to approve the adoption of our 2010 Incentive Compensation Plan to replace our expiring 2001 Incentive Compensation Plan, to approve our 2010 Employee Stock Purchase Plan to replace our expiring 2001 Employee Stock Purchase Plan, and to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 30, 2011. The affirmative vote of a majority of the outstanding shares of our common stock is required to approve the amendment of our Certificate of Incorporation to increase our authorized common stock.

Our Board of Directors recommends that you vote in favor of each of the proposals.
Voting of Proxies
When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominee for director set forth in this proxy statement, (2) “for” the proposal to amend our Certificate of Incorporation, (3) “for” the proposal to approve our 2010 Incentive Compensation Plan to replace our expiring 2001 Incentive Compensation Plan, (4) “for” the proposal to approve of our 2010 Employee Stock Purchase Plan to replace our expiring 2001 Employee Stock Purchase Plan, (5) “for” the proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 30, 2011, and (6) as the persons specified in the proxy deem advisable on such other matters as may come before the meeting.
Broker Non-Votes and Abstentions
Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of KPMG, LLP as the independent registered public accountant of our company for the fiscal year ending June 30, 2011. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is “non-routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.
Please note that this year the rules regarding how brokers, banks, or other nominees may vote your shares have changed. As a result, brokers, banks, and other nominees may no longer use discretionary authority to vote shares on the election of directors, the proposed amendment to our Certificate of Incorporation, the proposal to approve our 2010 Incentive Compensation Plan to replace our expiring 2001 Incentive Compensation Plan, or the proposal to approve our 2010 Employee Stock Purchase Plan to replace our expiring 2001 Employee Stock Purchase Plan if they have not received specific instructions from their clients. For your vote to be counted in the above, you now will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.
As provided in our bylaws, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the proposal to elect a director, the proposal to approve our 2010 Incentive Compensation Plan to replace our expiring 2001 Incentive Compensation Plan, the proposal to approve our 2010 Employee Stock Purchase Plan to replace our expiring 2001 Employee Stock Purchase Plan, or the proposal to ratify the appointment of KPMG LLP as the independent auditor of our company for the fiscal year ending June 30, 2011, as each such proposal is determined by reference to the votes actually cast by the shares present or represented by proxy and entitled to vote. For the proposal to approve an amendment to our Certificate of Incorporation, where the vote required is a majority of the outstanding shares of our common stock, abstentions and broker non-votes are equivalent to a vote cast “against” the proposal.
In accordance with our policy, an incumbent candidate for director who does not receive the required votes for re-election is expected to tender his or her resignation to our Board of Directors. Our Board of Directors, or another duly authorized committee of our Board of Directors, will make a determination as to whether to accept or reject the tendered resignation generally within 90 days after certification of the election results of the stockholder vote. We will publicly disclose the decision regarding the tendered resignation and the rationale behind the decision in a filing of a Current Report on Form 8-K with the SEC.

Revocability of Proxies
Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
Election Inspector
Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to the stockholders for a vote.
Solicitation
We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
Our 2010 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Compensation Committee Report” and the “Audit Committee Report” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
Through our website, www.synaptics.com, we make available free of charge all of our SEC filings, including our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement.
Our fiscal year is the 52- or 53-week period ending on the last Saturday in June. The fiscal periods presented in this proxy statement were 52-week periods for the years ended June 28, 2008, June 27, 2009, and June 26, 2010. For ease of presentation, the accompanying disclosures have been shown as ending on June 30, 2008, 2009, and 2010. The numbers included in this proxy statement also reflect the retroactive effect of the 3-for-2 stock split effected as a stock dividend to each stockholder of record on August 15, 2008 and paid on August 29, 2008.

PROPOSAL ONE:
ELECTION OF DIRECTOR
Nominee
Our Certificate of Incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at seven. The directors are divided into three classes, with one class standing for election each year for a three-year term. Our Board of Directors has nominated Thomas J. Tiernan for election as a class 2 director for a three-year term expiring in 2013 or until his successor has been elected and qualified.
Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” the nominee named above. Mr. Tiernan currently is a director of our company. In the event that Mr. Tiernan is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for another nominee designated by the current Board of Directors to fill the vacancy. It is not expected that Mr. Tiernan will be unable or will decline to serve as a director.
Our Board of Directors recommends a vote “for” the nominee named herein.
The following table sets forth certain information regarding our directors and the nominee for director:

Name	Age	Position	Term Expires

Francis F. Lee	58	Chairman of the Board	2011
Thomas J. Tiernan	47	President, Chief Executive Officer, and Director	2010
Jeffrey D. Buchanan	54	Director	2012
Nelson C. Chan	49	Director	2011
Keith B. Geeslin	57	Director	2012
Richard L. Sanquini	75	Director	2011
James L. Whims	56	Director	2012
Francis F. Lee has been the Chairman of the Board of our company since October 2008 and a director of our company since December 1998. Mr. Lee served as Chief Executive Officer of our company from December 1998 until July 2009 and President of our company from December 1998 to July 2008. Mr. Lee was a consultant from August 1998 to November 1998. From May 1995 until July 1998, Mr. Lee served as General Manager of NSM, a Hong Kong-based joint venture between National Semiconductor Corporation and S. Megga. Mr. Lee held a variety of executive positions for National Semiconductor from 1988 until August 1995. These positions included Vice President of Communication and Computing Group, Vice President of Quality and Reliability, Director of Standard Logic Business Unit, and various other operations and engineering management positions. Mr. Lee holds a Bachelor of Science degree, with honors, in Electrical Engineering from the University of California at Davis. We believe Mr. Lee’s service for more than 10 years as our Chief Executive Officer gives him invaluable insights into our business, our culture, our personnel, our opportunities, and our challenges and provides the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.
Thomas J. Tiernan has been the Chief Executive Officer of our company since July 2009 and the President and a director of our company since July 2008. Mr. Tiernan served as Chief Operating Officer of our company from July 2008 to July 2009, as Executive Vice President and General Manager of our company from July 2007 until July 2008, and as Senior Vice President of our company from March 2006 until July 2007. Prior to joining our company, Mr. Tiernan served as Vice President and General Manager of Symbol Technologies’ Mobile Computing Division. From 1985 to 2004, Mr. Tiernan held various management and executive positions at Hewlett-Packard, including running the Network Storage business in the Americas, the Enterprise Systems business in Asia Pacific, and the PC business in Japan. Mr. Tiernan holds a Bachelor’s Degree in Electrical Engineering from California State Polytechnic University and a Masters of Science degree in Computer Engineering from Santa Clara University. We believe Mr. Tiernan’s position as the Chief Executive Officer of our company, his intimate knowledge and experience with all aspects of the opportunities, operations, and challenges of our company, and his successful career at major companies before joining our company provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Jeffrey D. Buchanan has been a director of our company since September 2005. Mr. Buchanan has been a corporate attorney at Ballard Spahr LLP since May 2010. Mr. Buchanan served as a Senior Managing Director of CKS Securities, LLC, a registered broker-dealer, from August 2009 until May 2010, and as a Senior Managing Director of Alare Capital Securities, L.L.C., a registered broker-dealer, from August 2009 until May 2010. From 2005 to 2006, Mr. Buchanan was principal of Echo Advisors, a corporate consulting and advisory firm focusing on mergers, acquisitions, and strategic planning. Mr. Buchanan served as Executive Vice President of Three-Five Systems, Inc., a publicly traded electronic manufacturing services company, from June 1998 until February 2005; as Chief Financial Officer and Treasurer of that company from June 1996 until February 2005; and as Secretary of that company from May 1996 until February 2005. Mr. Buchanan served as Vice President — Finance, Administration, and Legal of that company from June 1996 until July 1998 and as Vice President — Legal and Administration of that company from May 1996 to June 1996. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, most recently as a senior member of that firm. Mr. Buchanan was associated with the law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984. Mr. Buchanan serves on the Board of Directors and is the Chairman of the Audit Committee of Smith & Wesson Holding Corporation, a Nasdaq Global Selected-listed company that is a global provider of products and services for safety, security, protection and support, including a wide array of firearms and perimeter security solutions. Mr. Buchanan also serves on the Board of Directors of NuVision U.S., Inc., a privately owned display company. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. Mr. Buchanan holds a Bachelor of Science degree in Accounting from Arizona State University, a Juris Doctor degree in law from the University of Arizona, and a Masters of Law degree in tax from the University of Florida. We believe Mr. Buchanan’s legal, accounting, and investment banking background, his role as the chief financial officer of a public company, and his public company board service provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.
Nelson C. Chan has been a director of our company since February 2007. From December 2006 until August 2008, Mr. Chan served as the Chief Executive Officer of Magellan, a leader in the consumer, survey, GIS, and OEM GPS navigation and positioning markets. From 1992 through 2006, Mr. Chan served in various senior management positions with SanDisk Corporation, the global leader in flash memory cards, including most recently as Executive Vice President and General Manager, Consumer Business. From 1983 to 1992, Mr. Chan held marketing and engineering positions at Chips and Technologies, Signetics, and Delco Electronics. Mr. Chan is a member of the Board of Directors of Affymetrix., a Nasdaq Global Select Market-listed company, which develops, manufactures and sells products and services for genetic analysis to the life science research and clinical healthcare markets. Mr. Chan was a member of the Board of Directors of Silicon Laboratories, Inc. a Nasdaq Global Select Market-listed company, which is a fabless, analog-intensive mixed-signal semiconductor company. Mr. Chan also serves on the Boards of Directors of several private companies. Mr. Chan holds a Bachelor of Science degree in Electrical and Computer Engineering from the University of California at Santa Barbara and a Masters of Business Administration degree from Santa Clara University. We believe that Mr. Chan’s experience as the Chief Executive Officer of Magellan, his senior management positions with other leading companies, and his service as a director of multiple companies provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.
Keith B. Geeslin has been a director of our company since 1986. Mr. Geeslin has been a General Partner of Francisco Partners, a firm specializing in structured investments in technology companies undergoing strategic, technological, and operational inflection points, since January 2004. From 2001 until October 2003, Mr. Geeslin served as Managing General Partner of the Sprout Group, a venture capital firm, with which he became associated in 1984. In addition, Mr. Geeslin served as a general or limited partner in a series of investment funds associated with the Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse (USA), Inc. Mr. Geeslin is a member of the Board of Directors of Blue Coat Systems, Inc., a public company that provides hardware and software products to secure and accelerate delivery of business applications over wide area networks and the internet; CommVault Systems, Inc., a public company that provides data management software applications; and Hypercom Corp., a public company that designs, manufactures, and sells electronic payment solutions. Mr. Geeslin holds a Bachelor of Science degree in Electrical Engineering and a Masters of Science degree in Engineering and Economic Systems from Stanford University and a Masters of Arts degree in Philosophy, Politics, and Economics from Oxford University. We believe Mr. Geeslin’s long career at leading private equity and venture capital firms with a focus on investments in high-technology companies, his service on multiple boards of directors, and his engineering background provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Richard L. Sanquini has been a director of our company since 1994. Mr. Sanquini is a consultant in the semiconductor industry and is the former Chairman of the Board of PortalPlayer, Inc., a public company that was acquired by NVIDIA Corporation in January 2007. Mr. Sanquini retired from National Semiconductor in 1999, after a 20-year tenure, where he managed key business units, including microprocessors and microcontrollers, served as Chief Technology Officer, managed business development and intellectual property protection, and was Chairman of the Board for two China joint ventures. Prior to National Semiconductor, he served as President and Chief Executive Officer of Information Storage Devices, and in various executive positions at RCA. Mr. Sanquini currently serves on the Board of Directors of Pixelworks Inc., a public company, and on the Boards of Directors of the following private companies: LitePoint Corp., SiPort, and R2 Semiconductor. Mr. Sanquini formerly served on the Board of Directors of ZiLOG, Inc., a public company, which is a fabless semiconductor supplier of microprocessor and microcontroller semiconductor devices, or micrologic products. Mr. Sanquini holds a Bachelor of Science degree in Electrical Engineering from the Milwaukee School of Engineering, Wisconsin. We believe that Mr. Sanquini’s long career and executive positions with numerous high-technology companies, his engineering background, his knowledge and experience in the semiconductor industry, and his service on numerous boards of directors provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.
James L. Whims has been a director of our company since October 2007. Mr. Whims has been a Partner at Alsop Louie Partners, a venture capital firm focused on identifying promising entrepreneurs, since February 2010. From 1996, Mr. Whims was a Managing Director of TechFund Capital I, L.P., TechFund Capital II, L.P., and since 2001, TechFund Capital Europe, venture capital firms concentrating on high-technology enterprises. Since 1997, Mr. Whims has been a director of THQ, Inc., a leading independent developer and publisher of interactive entertainment software, which is listed on the Nasdaq Global Select Market. Mr. Whims also serves on the Boards of Directors of numerous private companies, including Tag Networks, NBX, and Smith and Tinker. Mr. Whims was Executive Vice President of Sony Computer Entertainment of America from 1994 to 1996, where he was responsible for the North American launch of the PlayStation, and Executive Vice President of The Software Toolworks Inc. from 1990 to 1994. Mr. Whims holds a Bachelor of Arts degree in Economics and Communications from Northwestern University and a Masters of Business Administration degree in Finance and Marketing from the University of Arizona. We believe Mr. Whims’ senior executive positions with major companies, his experience as an investor in high-technology companies, his service as a director of multiple companies, and his expertise in e-communications and marketing provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.
Election of Nominee
The election of Mr. Tiernan as a class 2 director for a three-year term expiring in 2013 or until his successor has been elected and qualified will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting.
CORPORATE GOVERNANCE
Director Independence
Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Buchanan, Chan, Geeslin, Sanquini, and Whims are independent directors, as “independence” is defined by the listing standards of Nasdaq and by the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment. Messrs. Lee and Tiernan are not independent directors of our company because of their past or current positions as executive officers of our company. There are no family relationships among any of our directors or officers.

Committee Charters, Corporate Governance, and Code of Ethics
Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.synaptics.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials specified by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.
Executive Sessions
We regularly schedule executive sessions of our Board of Directors at which non-management directors meet without the presence or participation of management. The Chairman of our Board of Directors presides at such executive sessions.
Board Committees
Our bylaws authorize our Board of Directors to appoint, from among its members, one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The members of our Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee consist entirely of independent directors.
The Audit Committee
The purposes of the Audit Committee are to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.
The Audit Committee currently consists of Messrs. Buchanan, Chan, and Whims, each of whom is an independent director of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley. Our Board of Directors has determined that Mr. Buchanan (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Buchanan serves as the Chairman of the Audit Committee.
The Compensation Committee
The purposes of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Geeslin, Sanquini, and Whims, each of whom is an independent director of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to Sarbanes-Oxley. Mr. Geeslin serves as the Chairman of the Compensation Committee.

The Nominations and Corporate Governance Committee
The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Chan, Geeslin, and Sanquini, each of whom is an independent director of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to Sarbanes-Oxley. Mr. Chan serves as the Chairman of the Nominations and Corporate Governance Committee.
The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our company’s corporate secretary at our executive offices set forth in this proxy statement. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.
Risk Assessment of Compensation Policies and Practices
We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.
Board’s Role in Risk Oversight
Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.
In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, stock repurchases, debt and equity placements, and product introductions.
Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risks. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. The Compensation Committee considers the risks that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominations and Corporate Governance Committee oversees governance related risks, such as board independence, conflicts of interests, and management succession planning.
Board Diversity
We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience and leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prescribed by law. The assessment of directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background sets forth above indicates the specific experience, qualifications, and skills necessary to conclude that each individual should continue to serve as a director of our company.
Board Leadership Structure
We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. We currently maintain separate roles between the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and for day-to-day leadership and performance of our company. Our Chairman of the Board provides input to the Chief Executive Officer, sets the agenda for Board meetings, and presides over meetings of the full Board of Directors as well as executive sessions of the Board of Directors.
Mr. Sanquini served as our Lead Director from October 2008 to June 2010, which included the period of time that Mr. Lee served as both our Chairman of the Board and Chief Executive Officer. In that role, Mr. Sanquini helped to facilitate communication and interaction between our Board of Directors and management. At Mr. Sanquini’s suggestion, the position of Lead Director was terminated at the end of fiscal 2010 because the separation of the roles of Chairman of the Board and Chief Executive Officer since July 2009 made the role unnecessary.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended June 30, 2010, our Compensation Committee consisted of Messrs. Geeslin, Sanquini, and Whims. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors.
Board and Committee Meetings
The Board of Directors held a total of five meetings during the fiscal year ended June 30, 2010. During the fiscal year ended June 30, 2010, the Audit Committee held five meetings; the Compensation Committee held four meetings; and the Nominations and Corporate Governance Committee held two meetings. Each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during fiscal 2010, and (2) the total number of meetings held by all committees of our Board of Directors on which such person served during fiscal 2010.
Annual Meeting Attendance
We encourage our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practical, we generally schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders. All of our directors attended our annual meeting of stockholders last year.
Communications with Directors
Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Synaptics Incorporated, c/o any specified individual director or directors at our executive offices set forth in this proxy statement. Any such letters are forwarded to the indicated directors.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
Our Board of Directors has appointed a Compensation Committee, consisting exclusively of independent directors. The Compensation Committee is authorized to determine and approve, or make recommendations to our Board of Directors with respect to, the compensation of our Chief Executive Officer and our other executive officers and to grant or recommend the grant of stock-based compensation to our Chief Executive Officer and other executive officers.
The compensation program for executive officers consists primarily of base salary, performance-based bonuses, and long-term incentives in the form of stock-based compensation, including stock options and deferred stock units. Executives also participate in other benefit plans, including medical and retirement plans, which generally are available to all regular full-time employees of our company. We consider each element of our compensation collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation.
Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. We establish annual bonus programs designed to reward individuals for performance based primarily on our financial results and their achievement of personal and corporate goals that contribute to our long-term goal of building stockholder value. Grants of stock-based awards are intended to provide additional incentive to work to maximize long-term total return to stockholders and to align the interests of our executives with those of our stockholders. Total compensation levels reflect corporate positions, responsibilities, and achievement of goals. As a result of our performance-based philosophy to compensation, compensation levels may vary significantly from year to year and among our various executive officers. In general, we expect the compensation level of our Chief Executive Officer will be higher than that of our other executive officers, assuming relatively equal achievement of individual performance goals, since our compensation policies set our base salaries, annual bonuses, and stock-based award grants after reviewing those of comparable companies, which generally compensate their chief executive officers at higher levels because of their roles and their importance to overall company success.
The three most determinative factors in our executive compensation program are compensation levels at comparable companies, individual performance, and company performance. The most important component of competitive compensation levels is compensation levels at Northern California-based high-technology companies, with revenue between $200 million and $1.0 billion, which we consider comparable companies; the most important component of company performance is operating profit; and the most important component of individual performance is achieving individual goals that are set at the beginning of each year but vary from year to year and position by position, but generally include financial and operating performance, product success, timely product delivery, forecasting accuracy, customer satisfaction, cost reduction, leadership, team building, and employee retention. The Compensation Committee has discretion in determining compensation matters.
Base salary levels for executive officers of our company generally are set at the beginning of each fiscal year, and bonuses are determined at the end of each fiscal year based upon the performance of our company and our executives.
Philosophy
The goals of our executive compensation program are as follows:
•	to attract, motivate, and retain highly qualified executives;
•	to reflect our philosophy of pay-for-performance;
•	to align compensation to the interests of our company as a whole and its stockholders; and
•	to recognize corporate stewardship and fiscal responsibility.

Role of the Compensation Committee and Chief Executive Officer
The Compensation Committee of our Board of Directors currently determines the compensation of our Chief Executive Officer and our other executive officers. Annually, our Compensation Committee evaluates the performance of our Chief Executive Officer and determines the compensation of our Chief Executive Officer in light of the goals and objectives of our compensation program for that year. Our Compensation Committee together with our Chief Executive Officer annually assess the performance of our other executive officers. Based on recommendations from our Chief Executive Officer and the determinations of our Compensation Committee, our Compensation Committee determines the compensation of our other executive officers.
At the request of our Compensation Committee, our Chief Executive Officer generally attends a portion of our Compensation Committee meetings, including meetings at which our compensation consultants are present. This enables our Compensation Committee to review with our Chief Executive Officer the corporate and individual goals that our Chief Executive Officer regards as important to achieve our overall success. Our Compensation Committee also requests our Chief Executive Officer to assess the performance of and our goals for our other executive officers. Although the participation of our Chief Executive Officer could influence performance targets and individual goals, including his own, our Compensation Committee rather than our Chief Executive Officer makes all determinations regarding individual and corporate goals and targets. Our Chief Executive Officer does not attend any portion of meetings at which his compensation is discussed.
Compensation Surveys and Compensation Consultants
In determining compensation levels, we regularly review compensation levels in our geographical area, compensation levels of companies that we deem to be similar to our company regardless of their location, competitive factors to enable us to attract executives from other companies, and, most importantly, compensation levels that we deem appropriate to attract, motivate, and retain our executives, with an emphasis on compensation levels at Northern California-based high-technology companies. From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant comparable companies. Our Compensation Committee makes all determinations regarding the engagement, fees, and services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee.
Base Salary
Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. Base salaries for executive officers reflect an executive’s position, responsibilities, experience, skills, performance, and contributions. In determining base compensation, we take into account competitive salary levels for similar positions at comparable companies and salary levels relative to other positions within our company. Our base salaries reflect our pay-for-performance philosophy that affords executives the opportunity to receive meaningful incentive compensation based on the performance of our company and our executives achieving individual goals set from time to time. As a result, our base salaries tend to be at approximately the mid point of those of comparable companies.
Our Compensation Committee independently determines the base salary of our Chief Executive Officer. The base salaries for our other executives, other than our Chief Executive Officer, are determined by our Compensation Committee in conjunction with the recommendations of our Chief Executive Officer. Our Compensation Committee’s evaluation of the recommendations of our Chief Executive Officer considers the same factors outlined above.
Annual Bonuses
Annual bonuses are intended to provide incentive compensation to our executives who contribute substantially to the success of our company. The granting of such bonuses is based upon the achievement of company performance objectives, including meeting specified levels of operating profit, and individual performance goals. Our incentive compensation targets for annual bonuses for our executive officers are approved annually by our Board of Directors. Executive officer incentive compensation targets are subject to change based on our Compensation Committee’s periodic reviews of industry and competitive data, changes in individual responsibility, and our compensation philosophy.

The determination of annual bonuses involves a two-step process. First, we establish the annual target cash incentive compensation pool each fiscal year based on the aggregate cash incentive targets of all of our executive officers. The actual bonus pool for the year is subject to the satisfaction of specified operating profit targets and to adjustment based on company performance relative to the target operating profit approved by our Board of Directors at the beginning of the year. The adjustment to the pool equals 12.5% of the amount, if any, by which our actual operating profit for the fiscal year exceeds or falls short of the target operating profit level.
In step two, the bonus amount, if any, to be received from the available bonus pool by an executive is determined based on the executive’s position and responsibility level within our company. Further, our Compensation Committee exercises discretion in determining each executive’s award based upon the available pool, a subjective assessment of the achievement of individual performance goals, and any other relevant factors. We set target operating profit at levels designed to penalize disappointing performance and to reward exemplary performance as determined by our Compensation Committee. Achieving target operating profit levels and individual goals generally results in annual bonuses at the mid point of bonuses for comparable companies.
Stock-Based Compensation Grants
Our company grants stock-based awards, including stock options and deferred stock units, periodically to our employees to provide them with additional incentive to work to maximize long-term total return to stockholders. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation. Grants of stock-based awards are intended to align the interests of our executives with those of our stockholders and to align compensation with the price performance of our common stock. Annual stock-based awards are intended to be competitive with those of comparable companies.
Under each incentive compensation plan, our Board of Directors is specified to act as the plan administrator, although our Board of Directors has authorized our Compensation Committee to make decisions regarding grants of stock-based awards to executive officers and employees of and consultants to our company. In general, stock-based awards are granted to employees at the onset of employment. If, in the opinion of the plan administrator, the performance of an existing employee merits an increase in the number of stock-based awards held, however, the plan administrator may elect to issue additional stock-based awards, such as additional stock options and deferred stock units, to that employee. The vesting period on grants is designed to encourage holders to continue in the employ of our company. The vesting schedule for stock options currently is generally 25% on the first anniversary of the grant date and 1/48th of the total shares each month thereafter, and the vesting schedule for deferred stock units is generally 25% approximately one year after the date of grant and 1/16th of the total shares each quarter thereafter. Stock options granted to our employees generally are incentive stock options, or qualified options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, subject to calendar year vesting limitations under Section 422(d) with any balance being nonqualified stock options.
Other Benefits
Our company provides various employee benefit programs to our executive officers, including medical, dental, vision, life, and disability insurance benefits, a 401(k) retirement savings plan, and an employee stock purchase plan. These benefits are generally available to all regular full-time employees of our company.
Deductibility of Executive Compensation
We take into account the tax effect of our compensation. Section 162(m) of the Code, or Section 162(m), currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and three other most highly compensated executive officers (excluding the chief financial officer). We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met.

Accounting Considerations
We account for stock-based employee compensation arrangements in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 “Compensation — Stock Compensation” (formerly SFAS 123(R)). In determining stock-based compensation, we consider the potential expense of those grants under FASB ASC Topic 718 and the impact on our earnings per share.
Policies for the Pricing and Timing of Stock-Based Compensation Grants
Generally, we provide for effective dates and set the price of all stock-based awards at the closing price of our stock on the Nasdaq Global Select Market on the second business day after each quarterly earnings release. We approve stock-based compensation at regularly scheduled meetings each year. In the case of new hires, vesting start dates are determined by the date the employee reports for service.
Fiscal 2010 Incentive Compensation Program
In connection with our fiscal 2010 incentive compensation program, we reviewed the Executive Radford Benchmark Survey, a leading international compensation survey covering more than a thousand high-technology companies. We benchmarked our compensation levels with an emphasis on Northern California-based high-technology companies with revenue between $200 million and $1.0 billion. We believe that this group of companies represents our primary competition for attracting and retaining our executives. Examples of such companies included in the Executive Radford Benchmark Survey are Actel, Cypress Semiconductor, Intermec, Lattice Semiconductor, Micrel Semiconductor, Palm, RF Micro Devices, Silicon Image, Silicon Laboratories, Tessera Technologies, and TriQuint Semiconductor.
As is our practice, we set base salaries for our executive officers at the beginning of the fiscal year. Base salaries for our named executive officers were increased for fiscal 2010 as set forth below. The increases reflect performance assessments by our Compensation Committee and changes in comparable company base salary levels for the year.
Our fiscal 2010 incentive compensation bonus program was broad based with approximately 71% of our worldwide employees participating. The portion of the incentive compensation bonus pool of $1.0 million established by our Board of Directors for our named executive officers represented approximately 1.5% of our fiscal 2010 operating income. The amount of the bonus pool for fiscal 2010 reflected the aggregate cash incentive targets for all of our executive officers based on comparable company surveys and reaching a specified operating profit measure. The bonus amount paid to each executive from the bonus pool was determined based on the executive’s position and responsibility level within our company and a subjective assessment by our Compensation Committee of performance by the executive in satisfying individual goals. We believe that it was difficult for our executives to achieve their incentive compensation targets because achieving such target levels required a substantial increase in performance over the prior year’s results. Based on both individual performances and the assessment of our company’s overall performance in fiscal 2010, bonuses were awarded to our named executive officers as set forth below.
For fiscal 2010, our stock-based incentive compensation grants for executive officers took the form of grants of stock options as was the case for fiscal 2008 and fiscal 2009. In fiscal 2010, we granted stock options to certain executive officers and other employees under the program, including those to our named executive officers as set forth below. The amount of stock options granted to each executive officer during fiscal 2010 reflected the executive’s position within our company, stock option grants by comparable companies for comparable positions, and the stock options held by the executive. The vesting schedule for stock option awards was generally 25% on the first anniversary of the grant date and 1/48th each month thereafter. The vesting schedule is designed to encourage executives to continue in the employ of our company. Each executive forfeits the unvested portion, if any, of the stock options if the executive’s service to our company is terminated for any reason, except as may otherwise be determined by our Board of Directors.

Mr. Tiernan’s individual performance goals for fiscal 2010 were to improve customer satisfaction, direct our future business growth plan, enhance operating profit, and develop and build our employee base. Mr. Tiernan received a 21.4% increase in base salary in July 2009 to reflect his changed position from Chief Operating Officer to Chief Executive Officer, to align his base salary with comparable company base salaries, and to reflect his job performance. Mr. Tiernan received a bonus payout of 86% of his target bonus and options to purchase 225,000 shares of our common stock. Mr. Tiernan’s compensation reflects his role as Chief Executive Officer of our company, the performance of our company in fiscal 2010, and the satisfactory achievement of his individual performance goals for the year.
Ms. Bayless’s individual performance goals for fiscal 2010 were to support our business growth objectives with appropriate processes and controls, monitor and review our corporate and financial structure, set future financial strategy, and foster an environment of high integrity and ethics and regulatory compliance. Ms. Bayless received a 1.0% salary increase in July 2009 to align her base salary with comparable company base salaries. Ms. Bayless received a bonus payout of 95% of her target bonus and options to purchase 40,000 shares of our common stock. Ms. Bayless’s compensation for fiscal 2010 reflects her appointment as our Chief Financial Officer, the performance of our company during fiscal 2010, and the satisfactory achievement of her individual performance goals for the year.
Mr. Knittel’s individual performance goals for fiscal 2010 included supporting merger, acquisition, and new market opportunities; supporting our future business growth plan; and enhancing our operating profit. Mr. Knittel received a 4.0% salary increase in July 2009 to align his base salary with comparable company base salaries and to reflect his job performance. Mr. Knittel received a bonus payout of 95% of his target bonus and options to purchase 97,500 shares of our common stock. Mr. Knittel’s compensation for fiscal 2010 reflects the performance of our company during fiscal 2010 and the satisfactory achievement of his individual performance goals for the year.
Mr. Garg’s individual performance goals for fiscal 2010 were to develop and expand strategic relationships to enhance our ability to offer value-added solutions to our customers and penetrate new markets, and develop and build our employee base. Mr. Garg received an increase in base salary of 3.7% in July 2009 to align his base salary with comparable company base salaries. Mr. Garg received a bonus payout of 95% of his target bonus and options to purchase 45,000 shares of our common stock. The increase in the base salary, the bonus level, and the stock-based compensation reflect the performance of our company during fiscal 2010 and the satisfactory achievement of his individual performance goals for the year.
Mr. Wong’s individual performance goals for fiscal 2010 were to drive value engineering and continuous cost reduction, enhance supply chain capabilities, establish customer-centric product manufacturing solutions, and enhance operating profit. Mr. Wong received an increase in base salary of 7.0% in July 2009 to align his base salary with comparable company base salaries. Mr. Wong received a bonus payout of 114% of his target bonus and options to purchase 45,000 shares of our common stock. The increase in the base salary, the bonus level, and the stock-based compensation reflect the performance of our company during fiscal 2010 and the satisfactory achievement of his individual performance goals for the year.
We were a party to Change of Control and Severance Agreements with each of Messrs. Tiernan and Knittel. Under these agreements, the vesting on any of their unvested stock options or deferred stock units will accelerate upon a change of control of our company. In addition, the agreements provide for the continuation of base salary payments and benefit coverage for the executive’s family for a period of 12 months after the death of the executive and for the payment in the event of disability of a lump sum equal to the greater of the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs. We did not consider the existence of these agreements in connection with the compensation of Messrs. Tiernan or Knittel during fiscal 2010.

COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted,

Keith B. Geeslin, Chairman
Richard L. Sanquini
James L. Whims
EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
The following table sets forth, for the fiscal years ended June 30, 2010, June 30, 2009, and June 30, 2008, information regarding compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers during fiscal 2010 whose aggregate cash compensation exceeded $100,000.
SUMMARY COMPENSATION TABLE

								Change in
								Pension
							Non-Equity	Value and
Name							Incentive	Nonqualified
and					Stock	Option	Plan	Deferred	All Other
Principal		Salary	Bonus		Awards	Awards	Compensation	Compensation	Compensation		Total
Position	Year	($)(1)	($)(2)		($)(3)	($)(4)	($)(5)	Earnings ($)(6)	($)(7)		($)(8)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)		(j)

Thomas J. Tiernan(9)	2010	$425,000	$327,038		—	$2,951,213	—	—	$4,594		$3,707,845
President and Chief	2009	$350,000	$286,954		—	$2,526,405	—	—	$4,094		$3,167,453
Executive Officer	2008	$326,914	$232,000		—	$1,083,186	—	—	$3,450		$1,645,550

Kathleen A. Bayless(10)	2010	$303,000	$172,710		—	$543,044	—	—	$6,038		$1,024,792
Senior Vice President,	2009	$99,039	$60,000		—	$2,263,725	—	—	$1,875		$2,424,639
Chief Financial Officer, and Treasurer

Russell J. Knittel(11)	2010	$319,000	$212,321		—	$1,278,859	—	—	$4,413		$1,814,593
Executive Vice	2009	$307,000	$275,800		—	$1,642,163	—	—	$4,125		$2,229,088
President	2008	$280,001	$244,000		—	$1,148,076	—	—	$3,728		$1,675,805

Gopal K. Garg(12)	2010	$228,087	$108,341		—	$590,243	—	—	$4,993	(13)	$931,664
Senior Vice President,	2009	$197,595	$90,400	(14)	$900,470	$1,328,370	—	—	$1,604		$2,518,439
Corporate Marketing &
Handheld Business

Alex Wong	2010	$230,050	$131,129		—	$590,243	—	—	$4,217		$955,639
Vice President of	2009	$215,080	$109,893		—	$656,865	—	—	$4,345		$986,183
Worldwide Operations	2008	$190,000	$93,700		—	$478,365	—	—	$4,007		$766,072

(1)	The base salaries set forth in this column reflect salary increases effective as of the first day of our 2010, 2009, and 2008 fiscal years for each of the named executive officers.

(2)
Except as otherwise indicated, the amounts shown in this column constitute amounts earned under our fiscal 2010, 2009, and 2008 incentive compensation programs, which include amounts that were calculated, approved, and paid in fiscal 2011, 2010, and 2009, respectively. See “Compensation Discussion and Analysis — Fiscal 2010 Incentive Compensation Program” for more information regarding our fiscal 2010 incentive compensation program.

(3)
The amounts shown in this column represent the grant date fair value of deferred stock unit awards determined in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation,” excluding the effects of forfeitures. The fiscal 2009 and 2008 deferred stock unit award amounts for Messrs. Tiernan and Knittel were restated from previous proxy disclosures to reflect changes in SEC rules, which replaced previously mandated disclosure of the dollar amount recognized for their specific deferred stock unit awards in the financial statements in accordance with FASB ASC Topic 718. We determine the grant date fair value of each deferred stock unit award using the closing price of our common stock on the date of grant. Each named executive officer forfeits the unvested portion, if any, of the officer’s deferred stock units if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the “Grants of Plan-Based Awards” table of this proxy statement.

(4)
The amounts shown in this column reflect the grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation,” excluding the effects of forfeitures. The fiscal 2009 and 2008 stock option award amounts for Messrs. Tiernan and Knittel were restated from previous proxy disclosures to reflect changes in SEC rules, which replaced previously mandated disclosure of the dollar amount recognized for their specific stock option awards in the financial statements in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of stock option awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2010. Each named executive officer forfeits the unvested portion, if any, of the officer’s stock options if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For Messrs. Tiernan and Knittel, the vesting on any stock option awards will accelerate upon a change of control of our company. For further information on these awards, see the “Grants of Plan-Based Awards” table of this proxy statement.

(5)	No non-equity incentive plan compensation was paid for fiscal 2010, 2009, and 2008.

(6)	We do not maintain any pension or nonqualified deferred compensation programs.

(7)	Except as otherwise indicated, the amounts shown in this column consist of matching contributions to our company’s 401(k) plan.

(8)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

(9)
Mr. Tiernan has served as our Chief Executive Officer since July 2009 and as our President since July 2008. Mr. Tiernan served as Chief Operating Officer of our company from July 2008 until July 2009 and as Executive Vice President and General Manager of our company from July 2007 until July 2008.

(10)	Ms. Bayless has served as our Chief Financial Officer and Treasurer since September 2009. Ms. Bayless served as Senior Vice President of our company since March 2009.

(11)	Mr. Knittel served as our Chief Financial Officer, Secretary, and Treasurer from November 2001 until September 2009. Mr. Knittel currently is Executive Vice President of our company.

(12)	Mr. Garg served as Senior Vice President — Corporate Marketing and Handheld from August 2008 until leaving our company in July 2010.

(13)	This amount consists of matching contributions to our company’s 401(k) plan and medical insurance waiver payments.

(14)	This amount includes a $40,000 one-time cash sign-on bonus.

Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards to our named executive officers in the fiscal year ended June 30, 2010.
GRANTS OF PLAN-BASED AWARDS

								All
								Other
								Stock	All Other
								Awards:	Option
								Number	Awards:	Exercise	Grant
		Estimated Future Payouts			Estimated Future Payouts			of	Number of	or Base	Date Fair
		Under Non-Equity			Under Equity Incentive			Shares	Securities	Price of	Value of
		Incentive Plan Awards			Plan Awards			of Stock	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(1)	($/Sh)	Awards(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Thomas J. Tiernan	8/3/2009	—	—	—	—	—	—	—	225,000	$25.50	$2,951,213

Kathleen A. Bayless	1/25/2010	—	—	—	—	—	—	—	40,000	$26.28	$543,044

Russell J. Knittel	8/3/2009	—	—	—	—	—	—	—	97,500	$25.50	$1,278,859

Gopal K. Garg	8/3/2009	—	—	—	—	—	—	—	45,000	$25.50	$590,243

Alex Wong	8/3/2009	—	—	—	—	—	—	—	45,000	$25.50	$590,243

(1)
These stock options awards were granted under our 2001 Incentive Compensation Plan and generally vest 25% on the first anniversary of the date of grant and 1/48th of the total number of shares each month thereafter. Each named executive officer forfeits the unvested portion, if any, of the officer’s stock options if the officer’s service to our company is terminated for any reason except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For Messrs. Tiernan and Knittel, the vesting on any stock option awards will accelerate upon a change of control of our company.

(2)
The amounts shown in this column represent the grant date fair value for stock option awards granted to our named executive officers during the covered year calculated in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation,” excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2010.

Outstanding Equity Awards
The following table sets forth information with respect to outstanding equity-based awards held by our named executive officers as of June 30, 2010.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity
								Incentive
			Equity			Number		Plan	Equity Incentive
			Incentive			of	Market	Awards:	Plan Awards:
	Number	Number	Plan Awards:			Shares or	Value of	Number	Market or
	of	of	Number of			Units of	Shares or	of Unearned	Payout Value
	Securities	Securities	Securities			Stock	Units of	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			That	Stock	or	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Have	That Have	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Option	Not	Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas J. Tiernan	—	225,000	—	$25.50	08/03/19	1,877	$53,082	—	—
	68,750	81,250		$34.01	08/04/18
	52,813	44,687		$21.92	04/28/18
	53,438	14,062		$19.21	04/24/17
	196,505			$14.59	03/28/16

Kathleen A. Bayless	—	40,000	—	$26.28	01/25/20	—	—	—	—
	70,312	154,688		$19.40	03/02/19

Russell J. Knittel	—	97,500	—	$25.50	08/03/19	468	$13,235	—	—
	44,686	52,814		$34.01	08/04/18
	65,625	24,375		$26.47	08/13/17
	40,782	1,407		$14.02	07/25/16
	33,750	—		$14.33	07/26/15

Gopal K. Garg	—	45,000	—	$25.50	08/03/19	14,074	$398,013	—	—
	34,374	40,626		$35.99	08/04/18

Alex Wong	—	45,000	—	$25.50	08/03/19	1,058	$29,920	—	—
	17,874	21,126		$34.01	08/04/18
	27,343	10,157		$26.47	08/13/17
	6,874	626		$15.51	10/17/16
	5,966	352		$14.02	07/25/16
	3,452	—		$13.04	10/18/15
	17,700	—		$16.62	10/19/14
The vesting schedule for stock options is generally 25% on the first anniversary of the grant date and 1/48th of the total number of shares each month thereafter. The vesting schedule for deferred stock units is generally 25% approximately one year after the grant date and 1/16th of the total number of shares each quarter thereafter.
The market value of shares or units of stock that have not vested as reported in column (h) is determined by multiplying the closing market price of our common stock on the last trading day of our last completed fiscal year (June 25, 2010) of $28.28 by the number of shares or units of stock in column (g).

Option Exercises and Vested Stock
The following table describes, for our named executive officers, the number of shares acquired on the exercise of options and vesting of stock awards and the value realized on exercise of options and vesting of stock awards during the fiscal year ended June 30, 2010.
OPTION EXERCISES AND STOCK VESTING

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise(#)	on Exercise($)	Vesting(#)	on Vesting($)
(a)	(b)	(c)	(d)	(e)
Thomas J. Tiernan	20,000	$308,200	1,874	$48,365
Kathleen A. Bayless	—	—	—	—
Russell J. Knittel	—	—	1,875	$48,391
Gopal K. Garg	—	—	10,946	$273,864
Alex Wong	10,557	$168,843	2,343	$60,473
For option awards, the value realized is computed as the difference between the market price on the date of exercise and the exercise price multiplied by the number of options exercised. For stock awards, the value realized is computed as the market price on the later of the date the restrictions lapse or the delivery date multiplied by the number of shares vested.
Pension Benefits
We do not offer any pension benefits for any of our employees. We maintain a 401(k) plan in which our employees may participate, and we provide matching funds of 25% of the employee’s contribution up to a maximum of $4,125 per employee on a calendar year basis.
Nonqualified Deferred Compensation
We do not provide for any nonqualified deferred compensation for any of our employees.
Employment Agreements
We do not have employment contracts with any of our executive officers or directors. We do have, however, Change of Control and Severance Agreements or signed terms-and-conditions agreements with Messrs. Tiernan and Knittel. We offer our employees a 401(k) match and an employee stock purchase plan, as well as medical, dental, vision, life, and disability insurance benefits. Our executive officers and other personnel are eligible to receive incentive bonuses and are eligible to receive stock-based awards under our incentive compensation plans.
Severance Policy
We maintain a severance policy for certain executive officers designated by our Board of Directors and who have completed at least one full year of employment with our company. Under the policy, we will pay base salary and targeted bonus and maintain benefits following a termination of employment without cause for one year in the case of our Chief Executive Officer and six months in the case of our other designated executive officers and continue to vest stock options and deferred stock units for one year in the case of our Chief Executive Officer and six months in the case of our other designated executive officers unless the stock options or deferred stock units provide otherwise. In the event of death, we will pay to the estate of the executive the executive’s base salary and targeted bonus for one year in the case of our Chief Executive Officer and 50% of the base salary and targeted bonus in the case of our other designated executive officers. Messrs. Tiernan and Knittel currently are subject to the severance policy.

Change of Control and Severance Agreements
We are a party to a Change of Control and Severance Agreement with each of Messrs. Tiernan and Knittel. The agreements become effective upon a change of control of our company as defined in the agreements. Under the agreements, each of the executives has agreed to remain employed by our company or its successor for a rolling one-year period after a change of control upon the same terms and conditions that existed immediately prior to the change of control and to refrain from competing with our company during the term of employment and while any severance payments are being made. The agreements provide for the payment by our company, for one year after termination of employment by our company without good cause or by the executive for good reason, as defined in the agreements, or by the executive for any reason during the 30-day period following the first anniversary of the change of control, of compensation equal to the greater of the average of the base salary and bonus for the two years prior to such termination or the base salary and targeted bonus for the fiscal year in which such termination occurs. In the case of such termination, the agreements also provide for the continuation of insurance coverage on the executive and the executive’s family for one year. In addition, the agreements provide for the continuation of base salary payments and benefit coverage for the executive’s family for a period of 12 months after the death of the executive and for the payment in the event of disability of a lump sum equal to the greater of the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs. The agreements provide that in the event of a change of control, 50% of unvested stock options and deferred stock units vest immediately and the remaining 50% of unvested options and deferred stock units vest immediately if the executive is terminated by our company without good cause or by the executive for good reason. All vested stock options, including those vesting under the terms of the agreements, will be exercisable during their full term in the event of a change of control.
All unexercisable stock options and unvested deferred stock units held by Messrs. Tiernan and Knittel included in the “Outstanding Equity Awards at Fiscal Year-End” table of this proxy statement are subject to the provisions of the Change of Control and Severance Agreement described above. The total approximate value of payments required to be paid to Messrs. Tiernan and Knittel, including the value of unvested equity awards that would become fully vested, upon termination by our company without good cause or by the executives for good reason as of June 30, 2010 would have been $1,898,000 and $906,000, respectively.
Indemnification Under our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation provides that no director will be personally liable to our company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law, or the DGCL. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of our company and its stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the DGCL. In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.

Share-Based Compensation Plan Information
The following table sets forth information, as of June 30, 2010, with respect to our common stock that may be issued from both stockholder approved and unapproved plans upon delivery of shares for deferred stock units, exercise of outstanding stock options, the weighted average exercise price of outstanding stock options, and the number of securities available for future issuance under our various share-based compensation plans.

(d)
Number of
Securities
	(a)			Remaining Available
	Number of	(b)		for Future Issuance
	Securities to	Number of	(c)	Under Share-Based
	be Issued	Securities to	Weighted-	Compensation Plans
	Upon	be Issued	Average	[Excluding
	Delivery of	Upon	Exercise	Securities
	Shares for	Exercise of	Price of	Reflected in
	Deferred	Outstanding	Outstanding	Columns
Plan Category	Stock Units	Options	Options	(a) and (b)]

Share-Based Compensation Plans Approved by Stockholders	821,146	7,726,070	$22.49	4,849,225

Share-Based Compensation Plans Not Approved by Stockholders(1)	—	22,500	$2.33	56,376

Total	821,146	7,748,570	$22.43	4,905,601

(1)
Represents options granted under our 2000 Nonstatutory Stock Option Plan. The 2000 Nonstatutory Stock Option Plan was adopted by our Board of Directors in September 2000 and provides for the grant of options to purchase up to 300,000 shares of our common stock. Unless terminated earlier by our Board of Directors, the 2000 Nonstatutory Stock Option Plan will terminate in September 2010. The exercise price of options granted under the 2000 Nonstatutory Stock Option Plan is the fair market value of our common stock on the date of grant. Generally, the shares subject to options granted under the 2000 Nonstatutory Stock Option Plan vest 25% on the first anniversary of the option grant date and 1/48th in each month thereafter. The exercise price for any options granted under the 2000 Nonstatutory Stock Option Plan may be paid in cash, in shares of our common stock valued at fair market value on the exercise date, or in any other form of legal consideration that may be acceptable to our Board of Directors or administrator in their discretion, including through a same-day sale program without any cash outlay by the optionee. The term of options, granted under the 2000 Nonstatutory Stock Option Plan may not exceed 10 years. Outstanding awards and the number of shares remaining available for issuance under the 2000 Nonstatutory Stock Option Plan will be adjusted in the event of a stock split, stock dividend, or other similar change in our capital stock.

1996 Stock Option Plan
Our 1996 Stock Option Plan was adopted to provide for the grant of incentive stock options to our employees, including employee directors, and of nonstatutory stock options to our employees, directors, and consultants. The purposes of the 1996 Stock Option Plan were to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 1996 Stock Option Plan was originally adopted by our Board of Directors in December 1996 and approved by our stockholders in November 1996. The 1996 Stock Option Plan terminated in December 2006. As of June 30, 2010, options to purchase 34,675 shares of our common stock were outstanding under the 1996 Stock Option Plan and 7,545,971 shares had been issued upon exercise of outstanding options.

2000 Nonstatutory Stock Option Plan
Our 2000 Nonstatutory Stock Option Plan provides for the grant of nonstatutory stock options to our employees and consultants. The purposes of the 2000 Nonstatutory Stock Option Plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 2000 Nonstatutory Stock Option Plan was adopted by our Board of Directors in September 2000. The 2000 Nonstatutory Stock Option Plan provides for the issuance of options to purchase up to 300,000 shares of our common stock. Unless terminated earlier by our Board of Directors, the 2000 Nonstatutory Stock Option Plan will terminate in September 2010. As of June 30, 2010, options to purchase 22,500 shares of our common stock were outstanding under the 2000 Nonstatutory Stock Option Plan and 221,124 shares had been issued upon exercise of outstanding options.
2001 Incentive Compensation Plan
Our 2001 Incentive Compensation Plan, as amended, is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors, by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The 2001 Incentive Compensation Plan was adopted by our Board of Directors in March 2001 and approved by our stockholders in November 2001. Under the 2001 Incentive Compensation Plan, an aggregate of 4,849,225 shares of our common stock as of the end of fiscal 2010 may be issued pursuant to the granting of options to acquire common stock, the direct granting of restricted common stock and deferred stock, the granting of stock appreciation rights, or the granting of dividend equivalents. On the first day of each calendar quarter, an additional number of shares equal to 1 1/2 percent of the total number of shares then outstanding will be added to the number of shares that may be subject to the granting of awards. As of June 30, 2010, options to purchase 7,691,395 shares of our common stock and 821,146 deferred stock units were outstanding under the 2001 Incentive Compensation Plan and 7,148,005 shares had been issued upon exercise of outstanding options and 635,477 net shares had been delivered upon vesting of deferred stock units.
2001 Employee Stock Purchase Plan
Our 2001 Employee Stock Purchase Plan, as amended, is designed to encourage stock ownership in our company by our employees, thereby enhancing employee interest in our continued success. The 2001 Employee Stock Purchase Plan was adopted by our Board of Directors in March 2001 and approved by our stockholders in November 2001. One million shares of our common stock were initially reserved for issuance under the 2001 Employee Stock Purchase Plan. An annual increase is made equal to the lesser of 500,000 shares, 1% of all shares of common stock outstanding, or a lesser amount determined by our Board of Directors. During the year ended June 30, 2010, our Board of Directors determined it was not necessary to increase the number of shares available under the 2001 Employee Stock Purchase Plan. As of June 30, 2010, there were 855,915 shares reserved for issuance under the 2001 Employee Stock Purchase Plan. During fiscal 2010, 301,215 shares of common stock were issued under the 2001 Employee Stock Purchase Plan.
401(k) Retirement Savings Plan
In July 1991, we adopted a 401(k) Retirement Savings Plan for which our regular full-time employees generally are eligible. The 401(k) Retirement Savings Plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) Retirement Savings Plan by employees or by us and the investment earnings on the contributions are not taxable to the employees until withdrawn. Our contributions are deductible by us when made. Our employees may elect to reduce their current compensation by an amount equal to the maximum of 30% of total annual compensation or the annual limit permitted by law and to have those funds contributed to the 401(k) Retirement Savings Plan. We provide matching funds of 25% of the employee’s contribution up to a maximum of $4,125 on a calendar year basis.

DIRECTOR COMPENSATION
We pay in arrears each non-employee director an annual retainer of $10,000 in cash or stock at the director’s election. We also pay a fee of $2,000 to each non-employee director for attendance at each Board of Directors meeting in person and $500 for attendance at each Board of Directors meeting by teleconference. Fees paid to committee members for each committee meeting attended are as follows:

	Committee	Committee
	Chairman	Member
Audit Committee	$4,000	$2,000
Compensation Committee	$3,000	$1,500
Nominations and Corporate Governance Committee	$2,000	$1,000
We paid our Lead Director an additional $5,000 annual retainer, $2,000 for each Audit Committee meeting attended, and $1,500 for each Nominations and Corporate Governance Committee meeting attended. The position of Lead Director was terminated at the end of fiscal 2010.
In addition, directors are eligible to receive annual grants of stock options and deferred stock units under our 2001 Incentive Compensation Plan, with our Chairman of the Board currently eligible to receive an annual grant of stock options to purchase 28,125 shares, or an equivalent grant of stock options and deferred stock units, and other non-employee directors currently eligible to receive an annual grant of stock options to purchase 18,750 shares, or an equivalent annual grant of stock options and deferred stock units. Newly elected non-employee directors receive an initial stock option grant to purchase 75,000 shares of our common stock, or an equivalent grant of stock options and deferred stock units, in lieu of any annual stock option grant during the first year of service. We reimburse non-employee directors for their expenses for attending Board of Directors and committee meetings.
The following table sets forth the compensation paid by us to our non-employee directors for the fiscal year ended June 30, 2010. Employee directors do not receive any additional compensation for service on our Board of Directors.
DIRECTOR COMPENSATION

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)	($)(1)	($)(2)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Francis F. Lee	$6,500	—	$371,064	—	—	$343,955	(3)	$1,065,474

Jeffrey D. Buchanan	$35,000	—	$247,376	—	—	—		$82,376

Nelson C. Chan	$31,000	—	$250,669	—	—	—		$281,669

Keith B. Geeslin	$32,500	—	$254,552	—	—	—		$287,052

Richard L. Sanquini(4)	$29,500	—	$254,552	—	—	$14,989	(5)	$314,030

James L. Whims	$33,000	—	$247,376	—	—	—		$280,376

(1)
Each Board member forfeits the unvested portion, if any, of the Board member’s deferred stock units if the Board member’s service to our company is terminated for any reason, except as may otherwise be determined by our Board of Directors as the administrator of our 2001 Incentive Compensation Plan. As of June 30, 2010, each of the non-employee directors had the following number of stock awards outstanding: Mr. Lee (5,274); Mr. Buchanan (586); Mr. Chan (3,124); Mr. Geeslin (586); Mr. Sanquini (586); and Mr. Whims (none).

(2)
The amounts shown in this column reflect the grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation,” excluding the effects of forfeitures. The assumptions used in determining grant date fair value of our awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2010. Each Board member forfeits the unvested portion, if any, of the Board member’s stock options if the Board member’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this proxy statement. There were no forfeitures of stock options by our directors in fiscal 2010. As of June 30, 2010, each of our non-employee directors had the following number of option awards outstanding: Mr. Lee (1,200,221); Mr. Buchanan (90,625); Mr. Chan (93,750); Mr. Geeslin (98,437); Mr. Sanquini (69,043); and Mr. Whims (112,500).

(3)	Represents the grant date fair value of deferred stock units awarded to Mr. Lee for consulting services to our company.

(4)
Includes payments as Lead Director of an additional $5,000 annual retainer, $2,000 for each Audit Committee meeting attended, and $1,500 for each Nominations and Corporate Governance Committee meeting attended.

(5)	Represents the value of our common stock paid to Mr. Sanquini as his annual retainer as Mr. Sanquini elected to receive his annual retainer in shares of our common stock.
The vesting schedule for stock option awards is generally 25% on the first anniversary of the grant date and 1/48th of the total shares each month thereafter. The vesting schedule for deferred stock unit awards is generally 25% approximately one year after the grant date and 1/16th of the total shares each quarter thereafter.

AUDIT COMMITTEE REPORT
The Board of Directors has appointed an Audit Committee consisting of three directors. The current members of the Audit Committee are Jeffrey D. Buchanan, Nelson C. Chan, and James L. Whims. Each of the committee members is “independent” of our company and management, as that term is defined under applicable Nasdaq listing standards and SEC rules.
The primary responsibility of the committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our company’s financial reporting process, including overseeing the financial reports and other financial information provided by our company to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our company’s systems of internal accounting and financial controls; and the annual independent audit of our company’s financial statements.
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles.
In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 114. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the committee concerning independence. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor, and considered the compatibility of non-audit services with auditor independence.
The committee discussed with the independent auditor the overall scope and plans for its audits. The committee met with the independent auditor, with and without management present, to discuss the results of its audit, its consideration of our company’s internal controls, and the overall quality of the financial reporting. The committee held five meetings with management of our company, all of which were attended by our independent auditor, with respect to the company’s financial statements and audit or quarterly review procedures.
Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended June 30, 2010 for filing with the SEC. The committee also has appointed our company’s independent auditor.
The report has been furnished by the Audit Committee of the Board of Directors.
Jeffrey D. Buchanan, Chairman
Nelson C. Chan
James L. Whims

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.
Based solely upon our review of the copies of such forms received by us during the fiscal year ended June 30, 2010, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that Mr. Sanquini filed one late report on Form 4 relating to a stock grant as payment of his annual director’s retainer fee.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND OFFICERS
The following table sets forth certain information regarding the beneficial ownership of our common stock on August [6], 2010 by (1) each director; (2) the named executive officers listed in the Summary Compensation Table under the section entitled “Executive Compensation”; (3) all directors and executive officers as a group; and (4) each person or entity known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent(2)

Directors and Executive Officers:
Thomas J. Tiernan (3)	468,273	1.3%
Kathleen A Bayless (4)	69,922	*
Jeffrey D. Buchanan (5)	56,251	*
Nelson C. Chan (6)	55,468	*
Gopal K. Garg (7)	40,935	*
Keith B. Geeslin (8)	159,788	*
Russell J. Knittel (9)	229,154	*
Francis F. Lee (10)	1,079,337	3.0%
Richard L. Sanquini (11)	37,171	*
James L. Whims (12)	74,922	*
Alex Wong (13)	101,656	*
All directors and executive officers as a group (14 persons) (14)	2,762,359	7.5%

5% Stockholders:
FMR LLC (15)	5,077,712	14.7%
T. Rowe Price Associates, Inc. (16)	3,726,575	10.8%
BlackRock, Inc. (17)	2,585,155	7.5%
OppenheimerFunds, Inc. (18)	2,561,111	7.4%
Fisher Investments (19)	2,337,567	6.8%
Hussman Strategic Growth Fund, an investment portfolio of Hussman Investment Trust (20)	1,744,000	5.1%

*	Less than 1%.

(1)
Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property laws. Except as otherwise indicated, each person may be reached at 3120 Scott Boulevard, Santa Clara, California 95054. The numbers and percentages shown include the shares of common stock actually owned as of August [6], 2010 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date.

(2)
The percentages shown are calculated based on 34,465,254 shares of common stock outstanding on August [6], 2010. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of August [6], 2010 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Includes 459,943 shares issuable upon exercise of vested stock options.

(4)	Includes 69,062 shares issuable upon exercise of vested stock options.

(5)	Includes 56,251 shares issuable upon exercise of vested stock options.

(6)	Includes 51,562 shares issuable upon exercise of vested stock options.

(7)	Includes 40,935 shares issuable upon exercise of vested stock options.

(8)	Includes 61,719 shares issuable upon exercise of vested stock options.

(9)	Includes 221,461 shares issuable upon exercise of vested stock options.

(10)
Includes 4,000 shares held by Mr. Lee as custodian for his children, 55,971 shares held by Francis F. Lee and Evelyn C. Lee as Co-Trustees of the Lee 1999 Living Trust, 42,422 shares held by Evelyn C. Lee, Trustee of the Evelyn Lee 2002 Irrevocable Trust, 42,422 shares held by Francis F. Lee, Trustee of the Francis Lee 2002 Irrevocable Trust, and 934,516 shares issuable upon exercise of vested stock options.

(11)	Includes 4,834 shares held by Richard L. Sanquini as trustee of the Sanquini 2002 Living Trust, and 32,325 shares issuable upon exercise of vested stock options.

(12)	Includes 63,672 shares issuable upon exercise of vested stock options.

(13)	Includes 95,373 shares issuable upon exercise of vested stock options.

(14)	Includes 2,468,863 shares issuable upon exercise of vested stock options.

(15)
The information is as reported on Amendment No. 9 to Schedule 13G/A as filed June 10, 2010. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC (“Fidelity”) serves as an investment adviser to various funds with sole power to direct the disposition of 4,971,412 shares. One such fund, Fidelity Growth Company Fund owns 3,035,730 shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, control FMR LLC and therefore have dispositive power over the above shares. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Pyramis Global Advisors LLC, an indirect wholly owned subsidiary of FMR LLC and an investment advisor (“PGALLC”), serves as an investment advisor with sole power to direct the disposition of 11,500 shares and sole power to vote 11,500 shares. Edward C. Johnson 3d and FMR LLC control PGALLC, and therefore have sole dispositive power over the above shares held by PGALLC. Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR LLC and a bank (“PGATC”), serves as an investment manager with sole power to direct the disposition of 3,500 shares and does not have sole power to vote any shares. Edward C. Johnson 3d and FMR LLC control PGATC, and therefore have sole dispositive power over the above shares held by PGATC. The address of PGALLC and PGATC is 900 Salem Street, Smithfield, Rhode Island 02917. FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services. FIL is the beneficial owner of 91,300 shares. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamiton, Bermuda. Partnerships controlled predominately by members of the family of Edward C. Johnson 3d, or trusts for their benefit, control FIL. The shares owned by FIL are reflected above as beneficially owned by FMR LLC and FIL on a joint basis, but FMR LLC and FIL are separate and independent corporate entities and their boards are generally composed of different individuals and are of the view that they are not acting as a group.

(16)
The information is as reported on Amendment No. 1 to Schedule 13G/A as filed February 9, 2010. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Science & Technology Fund, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. T. Rowe Price Associates, Inc. has sole power to direct the disposition of 3,726,575 shares and sole power to vote 304,800 shares. T. Rowe Price Science & Technology Fund, Inc. does not have sole power to direct the disposition of any shares and has the sole power to vote 1,767,200 shares.

(17)
The information is as reported on Schedule 13G as filed January 29, 2010. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. has sole power to direct the disposition of 2,585,155 shares and sole power to vote 2,585,155 shares.

(18)
The information is as reported on Schedule 13G as filed February 3, 2010. The address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, New York, NY 10281. OppenheimerFunds, Inc. has shared power to direct the disposition of 2,561,111 shares and shared power to vote 2,561,111 shares.

(19)
The information is as reported on Schedule 13G as filed February 17, 2010. The address of Fisher Investments is 13100 Skyline Boulevard, Woodside, CA 94062-4527. Fisher Investments has sole power to direct the disposition of 2,337,567 shares and sole power to vote 885,505 shares.

(20)
The information is as reported on Schedule 13G as filed February 1, 2010. The address of Hussman Strategic Growth Fund, an investment portfolio of Hussman Investment Trust and Hussman Econometrics Advisors, Inc. is c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. Hussman Strategic Growth Fund has shared power to direct the disposition of 1,744,000 shares and shared power to vote 1,744,000 shares. Hussman Econometrics Advisors, Inc. has shared power to direct the disposition of 1,744,000 shares and shared power to vote 1,744,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Unless delegated to the Compensation Committee by the Board of Directors, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by our company.
Our company has entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with our company.
PROPOSAL TWO:
PROPOSAL TO AMEND THE COMPANY’S
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK
Our Board of Directors has approved a proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000. Our Board of Directors recommends a vote “for” the proposed amendment to our Certificate of Incorporation. If approved by the stockholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable after approval of the amendment by our stockholders.
Our Board of Directors believes that it is in our company’s best interests to increase the number of authorized shares of common stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. As of August [6], 2010, we have only 14,663,433 shares of authorized but unissued shares of common stock, of which 8,772,928 are subject to outstanding stock options or deferred stock units. The failure of stockholders to approve the proposed amendment may require us to forego attractive acquisition opportunities that may arise, to increase cash compensation to replace stock-based compensation that we believe more closely aligns the interests of our company with stockholders, and to forego raising additional capital should the need develop. Our Board of Directors also believes that the availability of such additional shares will provide our company with the flexibility to issue common stock for possible future financing, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by our Board of Directors, without the possible expense and delay of a special stockholders’ meeting. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in our company, on such stockholders’ percentage voting power.

The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable, without further action by our stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of common stock have no preemptive rights.
We have not sought any increase of our authorized common stock since our initial public offering in 2002.
We have issued a total of 5,743,110 shares of common stock during the past three fiscal years. We have no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of common stock proposed to be authorized. Our Board of Directors does not intend to issue any common stock except on terms which our Board of Directors deems to be in the best interests of our company and its then existing stockholders. Any future issuance of common stock will be subject to the rights of holders of outstanding shares of any preferred stock that we may issue in the future.
Although we have no present intention to issue shares of common stock in the future in order to make acquisition of control of our company more difficult, future issuances of common stock could have that effect. For example, the acquisition of shares of our common stock by an entity in order to acquire control of our company might be discouraged through the public or private issuance of additional shares of common stock, since such issuance would dilute the stock ownership of the acquiring entity. Common stock could also be issued to existing stockholders as a dividend or privately placed with purchasers that might side with our Board of Directors in opposing a takeover bid, thus discouraging such a bid.
Approval by Stockholders of Amendment
Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000 will require the affirmative vote of a majority of the outstanding shares of our common stock.
PROPOSAL THREE:
PROPOSAL TO APPROVE OUR 2010 INCENTIVE COMPENSATION PLAN TO REPLACE OUR
EXPIRING 2001 INCENTIVE COMPENSATION PLAN
Our Board of Directors has approved a proposal to adopt a new incentive compensation plan, the 2010 Incentive Compensation Plan, or the 2010 Plan, subject to approval by our stockholders at the meeting to replace our expiring 2001 Incentive Compensation Plan, or the 2001 Plan.
The 2010 Plan is substantially similar to the 2001 Plan and will cover only those shares available under the expiring 2001 Plan. As was the case under our 2001 Plan the 2010 Plan prohibits option repricing without stockholder approval. Two key changes in the 2010 Plan include (1) the removal of the evergreen provision, and (2) reducing the maximum term of awards offered under the plan from ten years to seven years. The full text of the 2010 Plan is included as Appendix A to this proxy statement.
If approved by our stockholders, the 2010 Plan will be used to provide incentive compensation to our eligible employees, directors, and consultants. Our Board of Directors believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the stockholders and thereby create long-term stockholder value. Our Board of Directors believes that the adoption of the 2010 Plan will foster our ability to achieve these objectives by providing us with the ability to make grants of long-term incentive awards, which will help us attract, motivate, retain, and reward talented personnel. If approved by our stockholders, the 2010 Plan will replace the 2001 Plan, which will otherwise expire in accordance with its terms in March 2011.

As of June 30, 2010, an aggregate of 7,691,395 shares of our common stock were issuable upon exercise of outstanding options; 821,146 shares of our common stock were subject to unvested deferred stock awards; and 4,849,225 shares were available for issuance under our 2001 Plan.
Our Board of Directors recommends a vote “for” the proposal to approve the 2010 Plan to replace our expiring 2001 Plan.
Reasons to Approve the 2010 Plan
Our 2010 Plan is designed to replace our expiring 2001 Plan, which has broad participation and has been instrumental in attracting, hiring, motivating, and retaining qualified personnel.
We are a Northern California-based high-growth technology company, and competition for qualified personnel in our industry is extremely intense, particularly for engineering and other technical personnel. Our success depends on our continued ability to attract, hire, motivate, and retain qualified personnel and our 2001 Plan has allowed us to attract, hire, motivate, and retain many qualified employees. The continued use of stock-based incentive compensation is necessary for us to compete for engineering and other technical personnel and professional talent without significantly increasing cash compensation costs.
Stock-based incentive compensation grants encourage our employees to work to maximize long-term total return to stockholders and aligns the interests of our employees with those of our stockholders.
Stock-based compensation grants encourage our employees to think and take actions that create long-term stockholder value and promote the long-term sustainability of our business. We believe the continued use of stock-based compensation benefits our stockholders by focusing employees on maximizing stockholder value.
Stock-based incentive compensation is an important component of performance-based philosophy to compensation.
One of the goals of our compensation philosophy is to align compensation to the interests of our company as a whole and our stockholders. Stock-based awards allow us to provide additional incentives to our employees to work to maximize long-term total return to stockholders. Our named executive officers received cash compensation, in the form of base salaries and annual bonuses, at approximately the mid point of those of comparable companies. Stock-based awards are an important aspect of our compensation program, which enables us to attract, motivate, and retain qualified employees as part of our compensation program.
Our overhang is largely due to employees holding vested “in-the-money” stock options.
Almost 50% of our outstanding stock options are “in-the-money” and vested. We believe that the reason option holders have chosen to hold their options rather than exercise them is because of such option holders’ belief in the future value of our company.
Our stock repurchase program has significantly limited the dilutive effect of our employee equity award programs.
On a split adjusted basis, we have repurchased the equivalent of 15,415,363 shares of our common stock over the past six years. In effect, our outstanding shares of common stock today are essentially unchanged from the split-adjusted 34,173,078 shares outstanding after our initial public offering in January 2002. While our stock repurchase program has benefited our stockholders, the fact that the total shares of our common stock outstanding remains essentially unchanged from our initial public offering causes our overhang or potential dilution to appear high. As a result, stockholders should consider our ongoing stock repurchase program when reviewing our overhang and burn rate.

Purpose
The 2010 Plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and consultants by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.
Awards
The 2010 Plan provides for the grant of stock options, stock appreciation rights, deferred stock units, restricted stock, bonus stock, dividend equivalents, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.
Shares Available for Awards
The total number of shares of our common stock that may be subject to awards under the 2010 Plan will include only those shares available for issuance and not subject to an award under the 2001 Plan as of the date the 2010 Plan is approved by our stockholders. As of June 30, 2010, 4,905,602 shares were available for issuance under our 2001 Plan.
Any shares under the 2010 Plan that are not issued because the awards terminate without the issuance of shares, or because of the withholding of shares to pay taxes or the exercise price of an award will be available for issuance under the 2010 Plan.
Limitations on Awards
The 2010 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Code. No more than 1,000,000 shares of our common stock reserved for issuance under the 2010 Plan may be granted to an individual during any fiscal year pursuant to awards granted under the 2010 Plan. The maximum amount that may be earned by any individual on annual incentive award or other cash award for any fiscal year is $2.0 million, and the maximum amount that may be earned by any individual as a performance award or other cash award for a performance period is $5.0 million.
No outstanding options may be repriced without stockholder approval (that is, we cannot amend an outstanding option to lower the exercise price or exchange an outstanding option for a new option with a lower exercise price). In addition, the 2010 Plan prohibits us from exchanging an outstanding option with an exercise price above the then current fair market value of our common stock for cash or another award, or taking any other action that may be treated as a repricing.
Capitalization Adjustments
In the event that any dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock, then the committee (as defined below) will substitute, exchange, or adjust any or all of the following in such manner as it deems equitable: (1) the kind and number of shares available under the 2010 Plan; (2) the kind and number of shares subject to limitations on awards described in the preceding section; (3) the kind and number of shares subject to all outstanding awards; (4) the exercise price, grant price, or purchase price relating to any award; and (5) any other affected terms of awards.
Eligibility
The persons eligible to receive awards under the 2010 Plan consist of officers, directors, employees, and consultants. However, incentive stock options may be granted under the 2010 Plan only to our employees, including our officers who are employees.

Administration
The 2010 Plan will be administered by a committee approved by our Board of Directors (or if no committee is appointed, our Board of Directors). The committee members will be (i) “non-employee directors” as defined by Rule 16b-3 under the Exchange Act, unless administration of the 2010 Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the 2010 Plan, and (ii) “outside directors” within the meaning of Section 162(m) of the Code, unless administration of the 2010 Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code. Subject to the terms of the 2010 Plan, the committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2010 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2010 Plan. The committee may amend the terms of outstanding awards, in its discretion. Any amendment that adversely affects the rights of the award recipient, however, must receive the approval of such recipient.
Stock Options and Stock Appreciation Rights
The committee is authorized to grant stock options, including both incentive stock options and non-qualified stock options. In addition, the committee is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation of our common stock between the grant date and the exercise date of the stock appreciation right. The committee determines the exercise price per share subject to an option and the grant price of a stock appreciation right; however, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date. The committee generally will fix the maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service, except that no option or stock appreciation right may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in any form of legal consideration specified by the committee, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards, or other property having a fair market value equal to the exercise price. Options may also be exercisable in connection with a broker-assisted sales transaction (a “cashless exercise”) as determined by the committee. The committee determines methods of exercise and settlement and other terms of the stock appreciation rights.
Restricted Stock and Deferred Stock Units
The committee is authorized to grant restricted stock and deferred stock units. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the committee. An award of deferred stock units confers upon a participant the right to receive shares of our common stock at the end of a specified period or upon achievement of performance goals and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. The committee determines all of the terms of the restricted stock and deferred stock units awards subject to the terms of the 2010 Plan.
Dividend Equivalents
The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards, or otherwise as specified by the committee. The committee determines all of the terms of the dividend equivalent awards subject to the terms of the 2010 Plan.

Bonus Stock and Awards in Lieu of Cash Obligations
The committee is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for us or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2010 Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.
Other Stock Based Awards
The committee is authorized to grant awards under the 2010 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee determines the terms and conditions of such awards.
Performance Awards
The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the committee. In addition, the 2010 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year or years. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) may, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance based” compensation not subject to the limitation on the tax deductibility by us under Section 162(m). For purposes of Section 162(m), the term “covered employee” means our Chief Executive Officer and our three other highest compensated officers (excluding our Chief Financial Officer) as of the end of a taxable year as disclosed in our SEC filings. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m).
Subject to the requirements of the 2010 Plan, the committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our consolidated financial statements, and/or those of our affiliates, or for our business units (except with respect to the total stockholder return and earnings per share criteria), will be used by the committee in establishing performance goals for performance awards designed to comply with the performance-based compensation exception to Section 162(m): (1) total stockholder return, (2) total stockholder return compared to total return (on a comparable basis) of a publicly available index, such as the Standard & Poor’s 500 Stock Index, (3) net income, (4) pretax earnings, (5) earnings before interest expense, taxes, depreciation, and amortization, (6) pretax operating earnings after interest expense but before bonuses, service fees, and extraordinary or special items, (7) operating margin, (8) earnings per share, (9) return on equity, (10) return on capital, (11) return on investment, (12) operating earnings, (13) working capital or inventory, (14) operating earnings before the expense for share based awards, and (15) ratio of debt to stockholders’ equity. In granting performance awards, the committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2010 Plan. During the first 90 days of a performance period, the committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise. For performance awards that are intended to qualify as performance based awards under Section 162(m), the performance goals and the determination of their achievement will be made in accordance with Section 162(m). The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award. The committee is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or in response to changes in applicable laws, regulations, or accounting principles.

Other Terms of Awards
Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the committee. Awards under the 2010 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2010 Plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2010 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.
Acceleration of Vesting; Change in Control
The committee, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the 2010 Plan. In addition, the committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by us or our successor without “cause” or terminates for “good reason,” as defined in the 2010 Plan.
In the event of a “corporate transaction,” as defined in the 2010 Plan, the acquiror may assume or substitute for each outstanding stock option. If the acquiror does not assume or substitute for an outstanding stock option, such stock option will terminate immediately prior to the close of such corporate transaction to the extent the option is not exercised.
Amendment and Termination
Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 2010 Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval will be obtained for any amendment or alteration if such approval is deemed necessary and advisable by our Board of Directors or any amendment for which stockholder approval is required by law or the primary stock exchange on which our common stock trades. Unless earlier terminated by our Board of Directors, the 2010 Plan will terminate 10 years after the adoption by our Board of Directors of the 2010 Plan. Amendments to the 2010 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant’s previously granted and outstanding awards.
Federal Income Tax Consequences of Awards
The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options
Generally, there is no taxation upon the grant of a nonqualified stock option if the option is granted with an exercise price per share equal to the fair market value of the underlying stock on the grant date. On exercise (including upon a broker-assisted or “cashless” exercise), an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock received over the exercise price paid. If the optionee is our employee or an employee of one of our affiliates, that income will be subject to employment taxes and withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.
Incentive Stock Options
The 2010 Plan provides for the grant of stock options that qualify as “incentive stock options,” which are referred to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which is referred to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which is referred to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. If there is a Disqualifying Disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) and provided that amount is reasonable, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Stock Awards
Generally, the recipient of a stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. Where no amount is paid for the stock, then the full fair market value of the stock received is ordinary income to the recipient. If, however, the stock is not vested when it is received (for example, if the stock is restricted stock and the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. If the recipient makes an election to be taxed at grant and the value of the stock at sale is less than the value of the stock at grant, there is no recovery or deduction for the taxes paid at grant. If the recipient is our employee or an employee of one of our affiliates, any income recognized will be subject to employment taxes and withholding tax.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights
We may grant stock appreciation rights separate from any other award, which is referred to as stand-alone stock appreciation rights, or in tandem with options, which is referred to as tandem stock appreciation rights, under the 2010 Plan.
Generally, there is no taxation upon the grant of a stock appreciation right if the right is granted with a strike price equal to the fair market value of the underlying stock on the grant date. On exercise, the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the day the right is exercised over the strike price.
Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Deferred Stock Units
Generally, the recipient of deferred stock units structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will not recognize any income at grant and will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a deferred stock unit award may only be delivered upon one of the following events: a fixed calendar date, separation from service, death, disability, or a change of control. If delivery occurs on another date, unless the stock units qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, there will be an additional 20% excise tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from deferred stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Dividend Equivalents
Generally, the recipient of a dividend equivalent award will recognize ordinary income at the time the dividend equivalent award is received equal to the fair market value of any payments received under the dividend equivalent award. Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.

Annual Incentive Award and Performance Award
The recipient of an annual incentive award or performance award will have ordinary income equal to the amount of the payment under the award. If the recipient is our employee or an employee of one of our affiliates, that income will be subject to employment taxes and withholding tax.
Subject to the requirement of reasonableness and the provisions of Section 162(m), we will generally be entitled to a tax deduction equal to the amount of ordinary income realized by the recipient.
Section 162 Limitations
Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1.0 million. It is possible that compensation attributable to stock awards or other awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term “covered employee” means our Chief Executive Officer and our other three highest compensated officers (excluding our Chief Financial Officer) as of the end of a taxable year as disclosed in our SEC filings.
Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock or other awards will qualify as performance-based compensation if the award is granted by a committee of our Board of Directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee within 90 days after the beginning of the performance period while the outcome is substantially uncertain, and the material terms of the 2010 Plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
New Plan Benefits
Benefits obtained by our employees under our 2010 Plan are made on a discretionary basis. Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the 2010 Plan in fiscal 2011.
Approval by Stockholders of 2010 Plan
Approval of the 2010 Plan will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting. If approved by our stockholders, the 2010 Plan will replace the 2001 Plan, which will otherwise expire in accordance with its terms in March 2011. In the event the proposal to approve the 2010 Plan is not approved by our stockholders at the meeting, the 2010 Plan will not become effective and the 2001 Plan will continue in effect until its termination in accordance with its terms.
PROPOSAL FOUR:
PROPOSAL TO APPROVE OUR 2010 EMPLOYEE STOCK PURCHASE PLAN TO REPLACE OUR
EXPIRING 2001 EMPLOYEE STOCK PURCHASE PLAN
During 2001, we adopted and our stockholders approved the 2001 Employee Stock Purchase Plan, or the 2001 ESPP, which currently provides a means for our eligible employees to purchase shares of our common stock at a discount. Our Board of Directors adopted the 2010 Employee Stock Purchase Plan, or the 2010 ESPP, subject to stockholder approval, to be effective following the current offering period under the 2001 ESPP, which ends December 31, 2010.

The 2010 ESPP is substantially similar to the 2001 ESPP. The primary differences being (1) the maximum number of shares authorized under the 2010 ESPP will be less than 10% of shares outstanding unless a greater number of shares is authorized by our stockholders, (2) the purchase dates under the 2010 ESPP will occur on May 15 and November 15 compared to the 2001 ESPP purchase dates of December 31 and June 30, and (3) the maximum number of shares purchasable by an employee during any exercise period has been reduced from 2,250 to 650. The full text of the 2010 ESPP is included as Appendix B to this proxy statement.
The 2010 ESPP is designed to qualify for favorable income tax treatment under Section 423 of the Code and is intended to offer financial incentives for our employees to purchase our common stock. The 2010 ESPP is administered by a Plan Committee (as defined below) appointed by the Board of Directors.
We believe that the adoption of the 2010 ESPP promotes our interests and those of our stockholders by assisting us in attracting, retaining, and stimulating the performance of our employees. The 2010 ESPP provides our employees with an opportunity to acquire a proprietary interest in our company and thereby align their interests with the interests of our other stockholders and give them an additional incentive to use their best efforts for the long-term success of our company.
Our Board of Directors recommends a vote “for” the proposal to approve the 2010 ESPP to replace our expiring 2001 ESPP.
General Terms of the 2010 ESPP; Shares Available For Issuance
The 2010 ESPP is intended to provide a method whereby our employees will have an opportunity to acquire a proprietary interest in our company through the purchase of shares of our common stock through accumulated voluntary payroll deductions. We intend to have the 2010 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code. The 2010 ESPP permits eligible employees to authorize payroll deductions that will be utilized to purchase shares of our common stock during a series of consecutive 24-month offering periods, with four six-month purchase or exercise periods within the offering periods (except for the first offering period, which is a 22 1/2-month offering period and the first exercise date is 4 1/2 months after the beginning of that offering period). Employees may purchase shares of common stock pursuant to the 2010 ESPP at a purchase price equal to the lower of (i) 85% of the greater of (A) the fair market value of a share of our common stock on the first trading day of the offering period or (B) the fair market value of a share of our common stock on the entry date on which an employee becomes a participant within the offering period or (ii) 85% of the fair market value of our common stock on the last trading day of the applicable purchase period. The fair market value of a share of our common stock on a given date is determined by the Plan Committee, provided that as long as there is a public market for our common stock, the fair market value will either be (i) the closing price of our common stock on such date (or, if our common stock is not traded on such date, the immediately preceding trading date) as reported by Nasdaq; (ii) if such price is not reported, the average of the bid and asked prices for our common stock on such date (or, if not traded on such date, the immediately preceding trading date) as reported by Nasdaq; (iii) in the event our common stock is listed on a stock exchange, the closing price of our common stock on such exchange on such date (or, if not traded on such date, the immediately preceding trading date), as reported in the Wall Street Journal; or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of our common stock as determined by the Plan Committee using any reasonable means. Any funds (other than an amount which is insufficient to purchase a full share of our common stock) remaining in the participant’s bookkeeping account after the end of an offering period will be returned to the participant. No interest is paid on funds withheld, and those funds are used by our company for general operating purposes.
Initially, the shares of our common stock reserved under the 2010 ESPP will include any shares available for issuance under the 2001 ESPP on the first offering date under the 2010 ESPP, but not to exceed 650,000 shares. Such shares will no longer be available for issuance under the 2001 ESPP. On the first day of each of our fiscal years beginning in 2012 and ending in 2019, an annual increase in the number of shares available under the 2010 ESPP will be made equal to the lesser of 500,000 shares, 1% of all shares of common stock outstanding, or a lesser amount determined by the Board of Directors. The cumulative shares authorized under the 2010 ESPP will be less than 10% of our shares outstanding from time to time, unless a greater number of shares is authorized by our stockholders. If any change is made in the stock subject to the 2010 ESPP or subject to any outstanding options under the 2010 ESPP (through reorganization, restructuring, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock repurchase, or similar transaction), equitable and proportionate adjustments will be made by the Plan Committee in the number and kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any participant upon exercise of the options granted under the 2010 ESPP.

Eligibility and Administration
All employees of our company or of those subsidiaries designated by the Board of Directors who are regularly scheduled to work at least 20 hours per week for more than five months per calendar year are eligible to participate after completing three months of employment. Any employee who meets the eligibility requirements during an offering period may elect to participate as of the first day of any of the purchase periods that begin on or after the employee becomes eligible. An employee will not be granted an option under the 2010 ESPP if (i) immediately after the grant, such employee would own common stock, including outstanding options to purchase common stock under the 2010 ESPP, possessing 5% or more of the total combined voting power or value of our common stock, or (ii) participation in the 2010 ESPP would permit such employee’s rights to purchase our common stock under all of our employee stock purchase plans to exceed $25,000 in fair market value (determined at the time the option is granted) of our common stock for each calendar year in which such option is outstanding.
Our Board of Directors will appoint a committee to administer the 2010 ESPP, the “Plan Committee.” The Plan Committee will have the authority to (a) interpret and construe any provision of the 2010 ESPP, (b) adopt rules and regulations for administering the 2010 ESPP, and (c) make all other determinations deemed necessary or advisable for administering the 2010 ESPP.
Offering Periods and Employee Participation
The 2010 ESPP will be implemented in a series of successive offering periods, each with a maximum duration of 24 months. If the fair market value per share of our common stock on any purchase date is less than the fair market value per share on the start date of a 24-month offering period, then that offering period will automatically terminate, and a new 24-month offering period will begin on the next business day. Each offering period will begin on the May 16 or November 16, as applicable, immediately following the end of the previous offering period.
Under the 2010 ESPP, eligible employees may elect to participate in the 2010 ESPP on May 16 or November 16 of each year, the “entry date.” Subject to certain limitations determined in accordance with calculations set forth in the 2010 ESPP, a participating employee is granted the right to purchase shares of our common stock on the last business day on or before each May 15 and November 15 during which the employee is a participant in the 2010 ESPP, the “purchase date” or “exercise date.” Upon enrollment in the 2010 ESPP, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 15% of the participant’s compensation on each payroll date. Unless the participant withdraws from the 2010 ESPP, the participant’s option for the purchase of shares will be exercised automatically on each exercise date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable exercise price with the accumulated plan contributions then credited to the participant’s account under the 2010 ESPP. The option exercise price per share will equal 85% of the lower of the fair market value on the first day of the offering period or the fair market value on the exercise date, unless the participant’s entry date is not the first day of the offering period, in which case the exercise price will equal 85% of the lower of (i) the greater of the fair market value on the first day of the offering period or the fair market value of our common stock on the entry date or (ii) the fair market value on the exercise date.
At the time an employee becomes a participant in the 2010 ESPP, the employee may elect payroll deductions of up to 15% of such employee’s compensation for each pay period during an offering. For purposes of the 2010 ESPP, compensation consists of base salary and overtime paid by us to employees that participate in the 2010 ESPP. Compensation for purposes of the 2010 ESPP excludes bonuses, commissions, our contributions to pension plans, automobile or relocation allowances, starting bonuses or finder’s fees, amounts realized from stock options or incentive awards, our payments for any welfare or fringe benefits, and other similar forms of extraordinary compensation. Participants may discontinue, reduce, or increase future payroll deductions during an offering period, however, participants may change the rate or amount of payroll deductions only once in any purchase period. A participant’s payroll deductions will continue at the same rate or amount for subsequent offering periods unless the participant elects otherwise before the beginning of the offering periods. To the extent necessary to comply with Section 423 of the Code, the Plan Committee may reduce a participant’s payroll deduction percentage to 0% at such time during any purchase period scheduled to end during the current calendar year when the participant’s aggregate payroll deductions for the calendar year exceeds $25,000 multiplied by the applicable percentage (i.e., 85%). All payroll deductions made by each participant will be credited to a bookkeeping account set up for that participant under the 2010 ESPP.

Grants and Exercises of Options
On a participant’s entry date, the participant will be granted an option to purchase, on each subsequent purchase date during the offering period in which the entry date occurs, up to a number of shares of our common stock determined by dividing (i) the amount of such participant’s payroll deductions accumulated prior to the purchase date and retained in the participant’s account as of the exercise date by (ii) the option exercise price. The option exercise price is an amount equal to 85% of the lower of (a) the greater of the fair market value of our common stock at the beginning of the offering period or the fair market value of our common stock on the participant’s entry date, or (b) the fair market value of our common stock at the end of the exercise period. The participant’s option will be deemed to have been exercised automatically on the last day of the exercise period. The maximum number of shares that a participant may purchase during any exercise period is 650 shares. A participant will have no interest or voting right in shares of our common stock covered by the participant’s option until such option has been exercised.
Reclassifications and Mergers
The 2010 ESPP provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options, and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends. If our company dissolves or liquidates, the offering period will terminate immediately prior to the consummation of that action, unless otherwise provided by the Plan Committee. In the event of a merger or a sale of all or substantially all of our company’s assets, each option under the 2010 ESPP will be assumed or an equivalent option substituted by the successor corporation, unless the Plan Committee, in its sole discretion, accelerates the date on which the options may be exercised.
Participation in the 2010 ESPP
Participation in the 2010 ESPP is voluntary and depends on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2010 ESPP are not determinable.
Withdrawal; Termination; Leave Of Absence
A participant in the 2010 ESPP may withdraw, at any time, from the 2010 ESPP by giving us written notice. All payroll deductions credited to such participant’s account and not yet invested in our common stock will be returned to the participant. If a participant withdraws from an offering period, he or she may not participate again in that offering but may participate in any succeeding offering under the 2010 ESPP or in any similar plan that we may adopt.
Upon termination of a participant’s employment for any reason, including retirement or death, the payroll deductions credited to such participant’s account, and not yet invested in our common stock, will be returned to the participant or the participant’s beneficiary and the unexercised portion of any option granted to an employee under the 2010 ESPP shall be automatically terminated.
A participant on an approved leave of absence will be deemed to be an employee during the first 90 days of the leave of absence and may continue to be a participant in the 2010 ESPP during that 90-day period. A participant who has been on leave of absence for more than 90 days will be deemed to have been terminated as an employee and will not be entitled to participate in the 2010 ESPP commencing after the 90th day of such leave of absence. The payroll deductions credited to such participant’s account, and not yet invested in our common stock, will be returned to the participant and the unexercised portion of any option granted to an employee under the 2010 ESPP shall be automatically terminated.

Transferability
Neither the payroll deductions credited to a participant’s account nor any rights with respect to an option granted under the 2010 ESPP may be assigned, transferred, pledged, or otherwise disposed of by the participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be ineffective and we may treat any such act as an election to withdraw from participation in the 2001 ESPP.
Duration and Modification
The 2010 ESPP will remain in effect until the earliest of (a) the exercise date that participants become entitled to purchase a number of shares greater than the number of reserved shares available for purchase under the 2010 ESPP or (b) such date as is determined by the Board of Directors in its discretion. The 2010 ESPP’s “effective date” means the date immediately following the end of the current offering period under the 2001 ESPP.
The Board of Directors or the Plan Committee may amend the 2010 ESPP at any time, provided that such amendment may not adversely affect the rights of any participant with respect to previously granted options and the 2010 ESPP may not be amended if such amendment would in any way cause rights issued under the 2010 ESPP to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Board of Directors will obtain stockholder approval for an amendment.
Federal Income Tax Consequences
The 2010 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2010 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than (a) two years from the first day of the offering period and (b) more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to the excess of the fair market value of the shares as of the first day of the offering period over the option price (determined as if the option had been exercised on the first trading day of the offering period). If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the price at which the participant purchased the shares under the 2010 ESPP.
Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants as a result of a sale or disposition of shares prior to the expiration of the holding periods described above.
Approval by Stockholders of the 2010 ESPP
Approval of the 2010 ESPP will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting. Upon approval of the 2010 ESPP by our stockholders, the 2010 ESPP will go into effect, and our employees will be entitled to enroll for participation in the 2010 ESPP when the current offering period under the 2001 ESPP ends. In the event that the proposal to approve the 2010 ESPP is not approved by our stockholders at the meeting, the 2010 ESPP will not become effective and the 2001 ESPP will continue in effect until its termination in accordance with its terms.

PROPOSAL FIVE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Our Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of our company for the fiscal year ending June 30, 2011 and recommends a vote “for” the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.
Fees
The aggregate fees billed to our company by KPMG LLP, for the fiscal years ended June 30, 2009 and June 30, 2010, are as follows:

	2009	2010
Audit Fees	$914,000	$770,800
Audit-Related Fees (1)	199,000	20,000
Tax Fees (2)	44,000	73,558
All Other Fees	—	—

Total fees	$1,157,000	$864,358

(1)
The fees in fiscal 2009 were for services associated with statutory audits of certain of our subsidiaries located outside the United States and for the filing of a shelf registration statement. The fees in fiscal 2010 were for services associated with statutory audits of certain of our subsidiaries located outside the United States.

(2)	Consists solely of fees for tax preparation and compliance.
Audit Committee Pre-Approval Policies
The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.
To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.
Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by KPMG LLP described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.
Ratification by Stockholders of the Appointment of Independent Auditor
Ratification of the appointment of KPMG LLP to audit the consolidated financial statements of our company for the fiscal year ending June 30, 2011 will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending June 30, 2011 must be received by us at our executive offices set forth in this proxy statement no earlier than June 21, 2011 and no later than July 21, 2011, in order to be included in the proxy statement and form of proxy relating to such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.
OTHER MATTERS
We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: September ___, 2010

APPENDIX A
SYNAPTICS INCORPORATED
2010 INCENTIVE COMPENSATION PLAN
1. Purpose. The purpose of this PLAN (the “Plan”) is to assist SYNAPTICS INCORPORATED, a Delaware corporation (the “Company”) and its Related Entities in attracting, motivating, retaining and rewarding high-quality executives and other Employees, officers, Directors and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee.
2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.
(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 7(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.
(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Deferred Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.
(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(d) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.
(e) “Board” means the Company’s Board of Directors.
(f) “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her non-competition and/or non-disclosure agreement with the Company (or a Related Entity), if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) chronic addiction to alcohol, drugs or other similar substances affecting the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.
(g) “Change in Control” means a Change in Control as defined with related terms in Section 9 of the Plan.
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan or, if no committee is appointed, the Board; provided, however, that the Committee shall consist of at least two directors, and each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.
(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(k) “Continuous Service” means uninterrupted provision of services to the Company in any capacity of Employee, Director, or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee Director, or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
(l) “Corporate Transaction” means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.
(m) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 7(e) of the Plan.
(n) “Deferred Stock Unit” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.
(o) “Director” means a member of the Board or the board of directors of any Related Entity.
(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.
(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
(r) “Effective Date” means the effective date of the Plan, which shall be the date of stockholder approval of this Plan.
(s) “Eligible Person” means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and Employees of the Company or of any Related Entity, and Consultants with the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, the Parent, or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.
(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The Payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.
(w) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
(x) “Good Reason” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company (or a Related Entity), or any other action by the Company (or a Related Entity) which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company (or a Related Entity) to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location outside of fifty miles from the location of employment as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause as defined in Section 2(f), or by reason of the Participant’s Disability as defined in Section 2(q). For purposes of this Section 2(y), any good faith determination of “Good Reason” made by the Committee shall be conclusive.
(y) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.
(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.
(dd) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(ff) “Performance Award” means a right, granted to an Eligible Person under Section 7 hereof, to receive Awards based upon performance criteria specified by the Committee.

(gg) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
(hh) “Related Entity” means any Parent, Subsidiary, and any business, corporation, partnership, limited liability company, or other entity designated by the Committee in which the Company, a Parent, or a Subsidiary, directly or indirectly, holds a substantial ownership interest.
(ii) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.
(jj) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(kk) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
(ll) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.
(mm) “Subsidiary” means a “subsidiary corporation” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Administration.
(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.
(b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 7(d). The Committee may appoint agents to assist it in administering the Plan.
(c) Limitation of Liability. The Committee, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee, and any officer or Employee acting at the direction or on behalf of the Committee, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.
(a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the number of shares of Stock available for issuance under the Company’s Amended and Restated 2001 Incentive Compensation Plan (the “2001 Plan”) that are not subject to an outstanding award under the 2001 Plan as of the date of stockholder approval of this Plan (and such shares shall no longer be available for issuance under the 2001 Plan). Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
(b) Availability of Shares Not Issued pursuant to Awards. In the event that any Option or other Award granted hereunder is exercised through the withholding of shares of Stock from the Award by the Company or withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of shares of Stock from the Award by the Company, then only the number of shares of Stock issued net of the shares of Stock withheld shall be counted as issued for purposes of determining the maximum number of shares of Stock available for grant under the Plan, subject to Section 4(c) below.
(c) Limitation on Number of Incentive Stock Option Shares. Subject to adjustment as provided in Section 10(c) hereof, the number of shares of Stock which may be issued pursuant to Incentive Stock Options shall be the lesser of (i) the number of shares of Stock that may be subject to Awards under Section 4(a), or (ii) 15,000,000.
(d) Application of Limitations. The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of shares of Stock but also to Awards relating to shares of Stock but settled only in cash (such as cash-only Stock Appreciation Rights). The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 7(b) and 7(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.
6. Specific Terms of Awards.
(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement. Such Stock Option Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
(ii) Number of Shares. Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Stock Option Agreement shall also specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.
(iii) Exercise Price.
(A) In General. Each Stock Option Agreement shall state the price at which shares of Stock subject to the Option may be purchased (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.
(B) Ten Percent Stockholder. If an individual owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Related Entity, the Exercise Price of an Incentive Stock Option must be at least 110% of the Fair Market Value of a share of Stock on the date of grant and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.
(iv) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), provided that in the case of an Optionee who is not an officer, Director, or Consultant of the Company or a Related Entity, his or her Options shall become exercisable at least as rapidly as 20% per year, over a 5 year period commencing on the date of the grant, unless a determination is made by counsel for the Company that such vesting requirements are not required in the circumstances under applicable federal or state securities laws. The Committee may also determine the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions; provided, however, if the Optionee’s Continuous Service is terminated for any reason other than Cause, that portion of the Option that is exercisable as of the date of termination shall remain exercisable for at least 6 months from the date of termination if by reason of death or Disability, and for at least 30 days from the date of termination if by reason other than the Optionee’s death or Disability. The Committee may determine the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.
(v) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Rights in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
(A) the Option shall not be exercisable more than seven years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year are exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.
(vi) Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.
(c) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise, over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a share of Stock on the date of grant.
(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards.
(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
(ii) Forfeiture. Except as otherwise determined by the Committee at the time of the Award, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited (or, in accordance with Section 6(b)(vi), reacquired by the Company); provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e) Deferred Stock Units. The Committee is authorized to grant Deferred Stock Units to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:
(i) Award and Restrictions. Satisfaction of an Award of Deferred Stock Units shall occur upon expiration of the time specified for such Deferred Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. The terms of an Award of Deferred Stock Units shall be set forth in a written Award Agreement that shall contain provisions determined by the Committee and not inconsistent with the Plan. Deferred Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock Units, an Award of Deferred Stock Units carries no voting or dividend or other rights associated with share ownership. Notwithstanding the foregoing or any other provision of the Plan, (A) all grants of Deferred Stock Units shall comply with the vesting terms of Section 6(b)(iv), and (B) unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Committee, each Award of Deferred Stock Units shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock Units), the Participant’s Deferred Stock Units (other than those Deferred Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock Units.
(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Award of Deferred Stock Units shall be either (A) paid with respect to such Deferred Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Units and the amount or value thereof automatically deemed reinvested in additional Deferred Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Committee, each Dividend Equivalent shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. The Committee shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Optionee’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Committee, each such Award shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
7. Performance and Annual Incentive Awards.
(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).
(b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Related Entities or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) operating earnings before the expense for share based awards; and (15) ratio of debt to stockholders’ equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 7(c) hereof that are intended to qualify as “performanced-based compensation under Code Section 162(m).
(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to seven years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.
(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a performance period or settlement of Performance Awards.
(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may, within its discretion, grant one or more Annual Incentive Awards to any Eligible Person, subject to the terms and conditions set forth in this Section 7(c).
(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. In the case of Annual Incentive Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 7(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.
(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.
(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 7(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 7(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).
(e) Status of Section 7(b) and Section 7(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 7(b) and 7(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 7(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

8. Certain Provisions Applicable to Awards or Sales.
(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity in which the value of Stock subject to the Award is equivalent in value to the cash compensation.
(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of seven years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).
(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a- I (c)(3) so that such Participant shall avoid liability under Section 16(b).
(e) Code Section 409A. If and to the extent that the Committee believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, unless otherwise agreed to in writing by the Participant and the Company.
(f) No Option Repricing. Other than pursuant to Section 10(c), without approval of the Company’s stockholders, the Committee shall not be permitted to (A) lower the exercise price per share of Stock of an Option after it is granted, (B) cancel an Option when the exercise price per share of Stock exceeds the Fair Market Value of the underlying share of Stock in exchange for another Award or cash, or (C) take any other action with respect to an Option that may be treated as a repricing.
9. Change in Control.
(a) Effect of “Change in Control.” If and to the extent provided in the Award, in the event of a “Change in Control,” as defined in Section 9(b):
(i) The Committee may, within its discretion, accelerate the vesting and exercisability of any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, subject to applicable restrictions set forth in Section 10(a) hereof;

(ii) The Committee may, within its discretion, accelerate the exercisability of any Stock Appreciation Rights and provide for the settlement of such Stock Appreciation Rights for amounts, in cash;
(iii) The Committee may, within its discretion, lapse the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan and such Awards may be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and
(iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, within its discretion, deem such performance goals and other conditions as having been met as of the date of the Change in Control.
(b) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred upon:
(i) Approval by the stockholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a “Corporate Transaction”) is subsequently abandoned);
(ii) Individuals who, as of the date on which the Award is granted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or
(iii) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or a Related Entity, (2) any person, entity or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or a Related Entity.
10. General Provisions.
(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries.
(i) General. Except as provided herein, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, including any Award or right which constitutes a derivative security as generally defined in Rule 16a1(c) under the Exchange Act, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.
(ii) Permitted Transfer of Option. The Committee, in its sole discretion, may permit the transfer of an Option (but not an Incentive Stock Option, or any other right to purchase Stock other than an Option) as follows: (A) by gift to a member of the Participant’s Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Optionee. For purposes of this Section 10(b)(ii), “Immediate Family” shall mean the Optionee’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 10(b)(ii) are not required by applicable federal or state securities laws under the circumstances, then the Committee, in its sole discretion, may permit the transfer of Awards (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) to one or more Beneficiaries or other transferees during the lifetime of the Participant, which may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c) Adjustments.
(i) Adjustments to Awards. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it deems equitable, substitute, exchange, or adjust any or all of (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (E) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (F) any other aspect of any Award that the Committee determines to be appropriate.
(ii) Adjustments in Case of Certain Corporate Transactions. In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation, or other form of corporate transaction in which the Company does not survive, or in which the shares of Stock are exchanged for or converted into securities issued by another entity, then the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee, assume each outstanding Option or substitute an equivalent option or right. If the successor or acquiring entity or an affiliate thereof, does not cause such an assumption or substitution, then each Option shall terminate upon the consummation of sale, merger, consolidation, or other corporate transaction. The Committee shall give written notice of any proposed transaction referred to in this Section I 0(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that are then exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of the transaction.

(iii) Other Adjustments. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations; either on a mandatory or elective basis in the discretion of the Committee.
(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.
(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.
(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).
(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.
(k) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, provided the Plan is approved within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable NASDAQ requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate no later than 10 years from the date the Plan is adopted by the Board or 10 years from the date the Plan is approved by the stockholders, whichever is earlier.

APPENDIX B
SYNAPTICS INCORPORATED
2010 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.
2. Definitions.
(a) “Applicable Percentage” means the percentage specified in Section 8, subject to adjustment by the Committee as provided in Section 8.
(b) “Board” means the Board of Directors of the Company.
(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder, and successor provisions and regulations thereto.
(d) “Committee” means the committee appointed by the Board to administer the Plan as described in Section 13 of the Plan or, if no such Committee is appointed, the Board.
(e) “Common Stock” means the Company’s common stock, par value $.001 per share.
(f) “Company” means Synaptics Incorporated, a Delaware corporation.
(g) “Compensation” means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses or commissions; (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan; (iii) any automobile or relocation allowances (or reimbursement for any such expenses); (iv) any amounts paid as a starting bonus or finder’s fee; (v) any amounts realized from the exercise of any stock options or incentive awards; (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or; (vii) other similar forms of extraordinary compensation.
(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
(j) “Employee” means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five (5) months in any calendar year.
(k) “Entry Date” means the first day of each Exercise Period.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m) “Exercise Date” means the last Trading Day ending on or before the May 15 or November 15, as applicable, immediately following the First Offering Date, and the last Trading Day ending on or before each May 15 and November 15 thereafter.

(n) “Exercise Period” means, for any Offering Period, each period commencing on the Offering Date and on the day after each Exercise Date, and terminating on the immediately following Exercise Date.
(o) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 8.
(p) “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(b).
(q) “First Offering Date” means January 1, 2011; provided, however, that if the offering period under the Company’s 2001 Employee Stock Purchase Plan, as amended (the “Prior Plan”) ends prior to December 31, 2010, the First Offering Date shall mean the January 1 or July 1, as applicable, immediately following the end of the offering period under the Prior Plan.
(r) “Offering Date” means the first Trading Day of each Offering Period; provided, that in the case of an individual who becomes eligible to become a Participant under Section 3 after the first Trading Day of an Offering Period, the term “Offering Date” shall mean the first Trading Day of the Exercise Period coinciding with or next succeeding the day on which that individual becomes eligible to become a Participant. Options granted after the first day of an Offering Period will be subject to the same terms as the options granted on the first Trading Day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first Trading Day of such Offering Period, a shorter term.
(s) “Offering Period” means, subject to adjustment as provided in Section 4, (i) with respect to the first Offering Period, the period beginning on the First Offering Date and ending on May 15 or November 15, as applicable, which is 22 1/2 months thereafter, and (ii) with respect to each Offering Period thereafter, the period beginning on May 16 or November 16, as applicable, immediately following the end of the previous Offering Period and ending on May 15 or November 15, as applicable, which is 24 months thereafter.
(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.
(u) “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 of the Plan.
(v) “Plan” shall mean this 2010 Employee Stock Purchase Plan.
(w) “Plan Contributions” means, with respect to each Participant, the after-tax payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 of the Plan and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.
(x) “Subsidiary” shall mean any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.
(y) “Trading Day” shall mean a day on which the national stock exchanges and the Nasdaq system are open for trading.
3. Eligibility.
(a) Any Employee who has completed at least three (3) months of employment with the Company or any Designated Subsidiary and who is an Employee as of the Offering Date of a given Offering Period shall be eligible to become a Participant as of any Entry Date within that Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided, however, that any Employee who is an Employee as of the First Offering Date shall be eligible to become a Participant as of such First Offering Date.

(b) Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4. Offering Periods. The Plan shall generally be implemented by a series of Offering Periods. The first Offering Period shall commence on the First Offering Date and end on May 15 or November 15, as applicable, which is 22 1/2 months thereafter, and succeeding Offering Periods shall commence on May 16 or November 16, as applicable, immediately following the end of the previous Offering Period and end on May 15 or November 15, as applicable, which is 24 months thereafter. If, however, the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Offering Date, then the Offering Period in progress shall end immediately following the close of trading on such Exercise Date, and a new Offering Period shall begin on the next subsequent May 16 or November 16, as applicable, and shall extend for a 24 month period ending on November 15 or May 15, as applicable. Subsequent Offering Periods shall commence on the May 16 or November 16, as applicable, immediately following the end of the previous Offering Period and shall extend for a 24 month period ending on November 15 or May 15, as applicable. The Committee shall have the power to make other changes to the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected and the Offering Period does not exceed 24 months.
5. Election to Participate.
(a) An eligible Employee may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior to such Entry Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering. The enrollment agreement shall set forth the percentage of the Participant’s Compensation that is to be withheld by payroll deduction pursuant to the Plan.
(b) Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for a Participant shall commence on the first payroll date following the Entry Date on which the Participant elects to participate in accordance with Section 5(a) and shall end on the last payroll date in the Offering Period, unless sooner terminated by the Participant as provided in Section 11.
(c) Unless a Participant elects otherwise prior to the last Exercise Date of an Offering Period, including the last Exercise Date prior to termination in the case of an Offering Period terminated by operation of the rule contained in Section 4 hereof, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period such Participant’s “Entry Date” shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the commencement of such succeeding Offering Period.
6. Participant Contributions.
(a) Except as otherwise authorized by the Committee pursuant to Section 6(d) below, all Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 15% of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant (or subsequent Offering Periods as provided in Section 5(c)). The amount of payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant’s Compensation.

(b) A Participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease or increase the rate or amount of his or her payroll deductions during such Offering Period (within the limitations of Section 6(a) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Exercise Period. The change in rate or amount shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new enrollment agreement.
(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant’s enrollment agreement at the beginning of the following Exercise Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11.
(d) Notwithstanding anything to the contrary in the foregoing, but subject to the limitations set forth in Section 3(b), the Committee may permit Participants to make after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions of Section 423 of the Code or any successor thereto, and shall be held in Participants’ accounts and applied to the purchase of shares of Common Stock pursuant to options granted under this Plan in the same manner as payroll deductions contributed to the Plan as provided above.
(e) All Plan Contributions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan. No interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.
7. Grant of Option.
(a) On a Participant’s Entry Date, subject to the limitations set forth in Sections 3(b) and 12(a), the Participant shall be granted an option to purchase on each subsequent Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 8 below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares an Employee may purchase during any Exercise Period shall be Six Hundred Fifty (650) shares. The Fair Market Value of a share of Common Stock shall be determined as provided in Section 7(b).
(b) The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee in its discretion; provided, that if there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System, (ii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq, (iii) in the event the Common Stock is listed on a stock exchange, the closing price of the Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of the Common Stock as determined by the Committee using any reasonable means.

8. Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the greater of (A) the Fair Market Value of a share of Common Stock on the Offering Date or (B) the Fair Market Value of a share of Common Stock on the Entry Date on which the Employee elects to become a Participant within the Offering Period or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date. The Applicable Percentage with respect to each Offering Period shall be 85%, unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen (15) days prior to the Offering Date thereof.
9. Exercise of Options. Unless the Participant withdraws from the Plan as provided in Section 11, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to such option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.
10. Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of such Participant’s option. Any amount remaining to the credit of a Participant’s account after an Offering Period (other than an amount which is insufficient to purchase a full share of common stock) shall be returned to the Participant as soon as administratively practicable after the end of the Offering Period.
11. Withdrawal; Termination of Employment.
(a) A Participant may withdraw from the Plan at any time by giving written notice to the Company. All of the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, the Participant’s option to purchase shares pursuant to the Plan automatically will be terminated, and no further payroll deductions for the purchase of shares will be made for the Participant’s account. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a).
(b) Upon termination of the Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 14, and the Participant’s option to purchase shares under the Plan will automatically terminate.
(c) A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in succeeding Offering Periods or in any similar plan which may hereafter be adopted by the Company.
12. Stock.
(a) Subject to adjustment as provided in Section 17, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be equal to the sum of (i) any shares available for issuance under the Company’s 2001 Employee Stock Purchase Plan, as amended (the “Prior Plan”) on the First Offering Date (and such shares shall no longer be available for issuance under the Prior Plan) but not to exceed 650,000 shares, (ii) an automatic annual increase on the first day of each of the Company’s fiscal years beginning in 2012 and ending in 2019 equal to the lesser of (A) Five Hundred Thousand (500,000) shares, (B) 1% of all shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, or (C) a lesser amount determined by the Board. The cumulative shares authorized under the Plan shall be less than 10% of shares outstanding from time to time, unless a greater number of shares is authorized by shareholders. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b) A Participant will have no interest or voting right in shares covered by his option until such option has been exercised.
(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.
13. Administration.
(a) The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.
(b) Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.
14. Designation of Beneficiary.
(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.
(b) A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
15. Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 14). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.
16. Participant Accounts. Individual accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions and options issued and shares purchased under the Plan. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
17. Adjustments Upon Changes in Capitalization; Corporate Transactions.
(a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends stock repurchases, or the like, equitable and proportionate adjustments shall be made by the Committee in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

(b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11. For purposes of this Section 17(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.
(c) In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 17, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 17.
18. Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation), the Company shall obtain stockholder approval of any such amendment.
19. Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:
(a) the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or
(b) such date as is determined by the Board in its discretion.
In the event that the Plan terminates under circumstances described in Section 19(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.
20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the stockholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.
22. Conditions Upon Issuance of Shares.
(a) The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.
(b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.
23. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.
24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.
25. Applicable Law. The laws of the State of Delaware shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.
26. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

PRELIMINARY — SUBJECT TO COMPLETION
PROXY CARD
SYNAPTICS INCORPORATED
3120 SCOTT BLVD.
SANTA CLARA, CALIFORNIA 95054
2010 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of SYNAPTICS INCORPORATED, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated September ___, 2010, and hereby appoints Kathleen A. Bayless and Russell J. Knittel, and each of them, as lawful proxies and attorneys-in-fact, with full power to each of substitution, for, on behalf, and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of the Company, to be held on Tuesday, October 19, 2010, at 9:00 a.m., local time, at our principal executive offices located at 3120 Scott Boulevard, Santa Clara, California 95054, and at any adjournment or postponement thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
(Continued and to be signed on the reverse side.)
COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
SYNAPTICS INCORPORATED
October 19, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at — http://investor.shareholder.com/synaptics/financials.cfm
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “for” THE ELECTION OF DIRECTOR,
“for” PROPOSAL 2, “for” PROPOSAL 3, “for” PROPOSAL 4, and “for” PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Director: NOMINEE:
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the director; FOR the approval of an amendment to the Company’s Certificate of Incorporation; FOR the approval of the Company’s 2010 Incentive Compensation Plan; FOR the approval of the Company’s 2010 Employee Stock Purchase Plan; FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending June 30, 2010; and as said proxies deem advisable on such other matters as may come before the meeting.

	O Thomas J. Tiernan	☐ FOR THE NOMINEE ☐ WITHHOLD AUTHORITY FOR NOMINEE

2.	Proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the total number of the Company’s authorized shares of common stock from 60,000,000 to 120,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

3.	Proposal to approve the Company’s 2010 Incentive Compensation Plan to replace the Company’s expiring 2001 Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Proposal to approve the Company’s 2010 Employee Stock Purchase Plan to replace the Company’s expiring 2010 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditor for the fiscal year ending June 30, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐

and upon such matters which may properly come before the meeting or any adjournment or postponement thereof.

	Please check the box at right if you will attend the annual meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of	Date:	Signature of	Date:
Stockholder		Stockholder

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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